Athene Annuity & Life Assurance Company
Financial Statements – Statutory-Basis and Supplementary Schedules
December 31, 2020 and 2019

Athene Annuity & Life Assurance Company
Index
December 31, 2020 and 2019

Report of Independent Auditors

To the Board of Directors of Athene Annuity & Life Assurance Company

We have audited the accompanying statutory financial statements of Athene Annuity & Life Assurance Company (the "Company"), which comprise the balance sheets – statutory-basis as of December 31, 2020 and 2019, and the related statements of operations – statutory-basis, changes in capital and surplus – statutory-basis, and of cash flows – statutory-basis for each of the years then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Delaware Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Notes 1 and 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on
U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for each of the years then ended.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended, in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance described in Note 1.

Other Matter

Our audit was conducted for the purpose of forming an opinion on the statutory-basis financial statements taken as a whole. The supplemental schedule of selected statutory-basis financial data, schedule of reinsurance disclosures, and schedule of investment risks interrogatories and summary investment schedule (collectively, the “supplemental schedules”) of the Company as of December 31, 2020 and for the year then ended are presented to comply with the National Association of Insurance Commissioners’ Annual Statement Instructions and Accounting Practices and Procedures Manual and for purposes of additional analysis and are not a required part of the statutory-basis financial statements. The supplemental schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory-basis financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the statutory-basis financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the statutory-basis financial statements or to the statutory-basis financial statements themselves and other additional procedures, in accordance with auditing standards generally accepted in the United States of America. In our opinion, the supplemental schedules are fairly stated, in all material respects, in relation to the statutory-basis financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa
March 30, 2021

Athene Annuity & Life Assurance Company
Balance Sheets – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

	2020	2019
Admitted assets
Cash and invested assets:
Bonds	$20,298,631	$15,921,950
Preferred stocks	180,769	91,253
Common stocks:
Affiliated entities	1,337,492	1,208,648
Unaffiliated	20,907	15,329
Mortgage loans	3,868,233	3,231,419
Policy loans	2,124	2,777
Cash, cash equivalents and short-term investments	1,343,466	1,145,027
Receivable for securities	13,963	9,399
Derivative assets	253,007	152,132
Derivative collateral asset	22,160	7,750
Other invested assets	1,841,933	1,657,005
Total cash and invested assets	29,182,685	23,442,689
Accrued investment income	177,956	157,614
Reinsurance receivable	2,328,402	2,200,750
Funds withheld receivable on reinsurance	2,563,224	2,533,460
Reinsurance recoverable	75,833	57,520
Net deferred income tax asset	53,781	48,223
Other admitted assets	14,658	16,066
Separate account assets	16,079	14,426
Total admitted assets	$34,412,618	$28,470,748

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Balance Sheets – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands, except per share amounts)

	2020	2019
Liabilities and capital and surplus
Liabilities:
Policy and contract liabilities:
Life and annuity	$21,306,915	$20,102,934
Deposit-type contracts	377,239	4,070,027
Policy and contract claims	59,573	46,137
Total policy and contract liabilities	21,743,727	24,219,098
Accrued insurance expenses	1,451	1,216
Accrued commissions	21,665	8,980
Interest maintenance reserve	40,345	42,000
Asset valuation reserve	502,266	365,553
Amounts due to parents, subsidiaries, and affiliates	7,463	6,357
Payable for securities	29,237	65,784
Derivative liabilities	88,300	33,354
Derivative collateral liability	210,346	162,072
Liability for unclaimed property	26,653	22,870
Funds held under reinsurance with unauthorized reinsurers	7,950,515	—
Repurchase agreement liability	—	99,849
Reinsurance payable	1,993,683	1,859,386
Remittances and items not allocated	21,320	20,294
Federal income tax payable	9,174	13,808
Other liabilities	28,607	10,034
Separate account liabilities	16,079	14,426
Total liabilities	32,690,831	26,945,081
Capital and surplus:
Common stock, $500 par value per share; 5,000 shares
authorized, issued and outstanding	2,500	2,500
Paid-in surplus	1,402,090	1,186,812
Unassigned surplus	317,197	336,355
Total capital and surplus	1,721,787	1,525,667
Total liabilities and capital and surplus	$34,412,618	$28,470,748

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Operations – Statutory-Basis
Years Ended December 31, 2020 and 2019
(Dollars in thousands)

	2020	2019
Premiums and other revenues
Premiums and annuity considerations for life contracts	$450,859	$1,213,948
Considerations for supplementary contracts with life contingencies	68,767	47,359
Net investment income	1,016,973	810,285
Amortization of interest maintenance reserve	7,035	13,937
Commissions and expense allowances on reinsurance ceded	384,295	385,457
Modified coinsurance adjustment ceded	478,707	3,837,892
Funds withheld adjustment assumed	97,390	116,439
Funds withheld adjustment ceded	(155,194)	—
Ceded interest maintenance reserve	(43,520)	(1,192)
Other income, net	345	502
Total premiums and other revenues	2,305,657	6,424,627
Benefits and expenses
Benefits paid or provided for:
Surrender benefits	433,565	514,606
Death benefits	750	424
Annuity and other benefits	149,599	138,972
Increase in policy reserves	1,214,744	5,283,562
Interest on policy or contract funds	17,693	73,020
Total benefits	1,816,351	6,010,584
Commissions	2,740	3,649
Commissions and expense allowance on reinsurance assumed	436,116	455,976
Assumed interest maintenance reserve	(30,925)	(1,261)
General insurance expenses	44,646	29,196
Insurance taxes, licenses, and fees	1,566	1,258
Modified coinsurance adjustment assumed	(7,685)	(87,603)
Transfer from separate account, net	(202)	(531)
Total benefits and expenses	2,262,607	6,411,268
Net gain from operations before dividends to policyowners,
federal income taxes and net realized capital losses	43,050	13,359
Dividends to policyowners	25	33
Net gain from operations before federal income taxes
and net realized capital losses	43,025	13,326
Federal income tax (benefit) expense	(79,572)	87,906
Net gain (loss) from operations before net realized
capital losses	122,597	(74,580)
Net realized capital losses, net of tax and transfers
to interest maintenance reserve	(71,321)	(11,175)
Net income (loss)	$51,276	$(85,755)

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Changes in Capital and Surplus – Statutory-Basis
Years Ended December 31, 2020 and 2019
(Dollars in thousands)

				Total
	Common	Paid-in	Unassigned	Capital
	Stock	Surplus	Surplus	and Surplus

Balances as of December 31, 2018	$2,500	$1,173,317	$368,244	$1,544,061
Net loss	—	—	(85,755)	(85,755)
Capital contribution	—	13,495	—	13,495
Change in net unrealized capital gains
and losses, net of tax	—	—	116,381	116,381
Change in net deferred income tax	—	—	100,219	100,219
Change in nonadmitted assets	—	—	(59,038)	(59,038)
Change in asset valuation reserve	—	—	(176,833)	(176,833)
Tax sharing agreement	—	—	(547)	(547)
Reinsurance adjustment	—	—	74,093	74,093
Dividends to stockholder	—	—	(409)	(409)
Balances as of December 31, 2019	2,500	1,186,812	336,355	1,525,667
Correction of prior period error	—	—	1,701	1,701
Net income	—	—	51,276	51,276
Capital contribution	—	215,278	—	215,278
Change in net unrealized capital gains
and losses, net of tax	—	—	(45,824)	(45,824)
Change in net deferred income tax	—	—	1,523	1,523
Change in nonadmitted assets	—	—	33,460	33,460
Change in asset valuation reserve	—	—	(136,713)	(136,713)
Tax sharing agreement	—	—	11	11
Reinsurance adjustment	—	—	75,408	75,408
Balances as of December 31, 2020	$2,500	$1,402,090	$317,197	$1,721,787

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2020 and 2019
(Dollars in thousands)

	2020	2019
Cash from operations
Premiums and policy proceeds, net of reinsurance	$416,208	$1,261,306
Net investment income received	928,662	756,466
Commissions and expense allowances on reinsurance ceded	380,542	382,222
Funds withheld adjustment assumed	97,390	116,439
Net benefits received	3,741,250	3,239,020
Commissions and insurance expenses paid	(468,179)	(505,725)
Dividends paid to policyowners	(28)	(32)
Federal income tax received (paid)	20,156	(81,696)
Net transfers from separate accounts	208	587
Other revenues received less other expenses paid	523	533
Net cash from operations	5,116,732	5,169,120
Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds	3,028,472	3,176,456
Stocks	807,751	172,286
Mortgage loans	489,144	833,421
Other invested assets	541,422	175,095
Miscellaneous (applications) proceeds	(3,772)	52,491
Total investment proceeds	4,863,017	4,409,749
Cost of investments acquired:
Bonds	(10,904,579)	(8,039,643)
Stocks	(1,119,533)	(297,293)
Mortgage loans	(1,751,546)	(1,729,448)
Other invested assets	(361,432)	(514,321)
Miscellaneous applications	(76,333)	(10,436)
Total costs of investments acquired	(14,213,423)	(10,591,141)
Net cash from investments	(9,350,406)	(6,181,392)
Cash from financing and miscellaneous sources
Capital contribution	200,000	—
Net (withdrawals) deposits on deposit-type contracts	(3,692,788)	993,036
Other cash provided	7,924,901	241,634
Net cash from financing and miscellaneous sources	4,432,113	1,234,670
Net change in cash, cash equivalents and short-term investments	198,439	222,398
Cash, cash equivalents and short-term investments
Beginning of year	1,145,027	922,629
End of year	$1,343,466	$1,145,027
The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2020 and 2019
(Dollars in thousands)

	2020	2019

Supplemental disclosures of cash flow information for non-cash transactions
Reinsurance recapture - bond proceeds (investing)	$3,570,552	$—
Reinsurance recapture - stock proceeds (investing)	20,086	—
Reinsurance recapture - mortgage loan proceeds (investing)	284,866	—
Reinsurance recapture - other invested asset proceeds (investing)	37,851	—
Reinsurance recapture - premium (operating)	103,417	—
Reinsurance recapture - benefits (operating)	(4,016,772)	—
Security exchanges and asset in kind trades - bond proceeds (investing)	1,453,955	1,383,741
Security exchanges and asset in kind trades - bonds acquired (investing)	(1,453,955)	(1,496,201)
Security exchanges - stock proceeds (investing)	—	144,356
Security exchanges - stock acquired (investing)	—	(31,896)
Security exchanges and asset in kind trades - other invested asset proceeds (investing)	156,446	—
Security exchanges and asset in kind trades - other invested asset acquired (investing)	(156,446)	—
Ceded reinsurance activity settled in bonds (investing)	(66,717)	(89,390)
Assumed reinsurance activity settled in bonds (investing)	5,679	8,665
Reinsurance activity settled in bonds (operating)	61,038	80,725
Capital contribution of stock compensation expense (financing)	15,278	13,495
Capital contribution of stock compensation expense (investing)	(11,432)	(9,898)
Capital contribution of stock compensation expense (operating)	(3,846)	(3,597)
Asset transfer mortgage to other invested assets - proceeds (investing)	388,066	—
Asset transfer mortgage to other invested assets - acquired (investing)	(388,066)	—
Bond interest capitalization - NII (operating)	3,842	—
Bond interest capitalization - bonds acquired (investing)	(3,842)	—

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

1.    Nature of Operations and Significant Accounting Policies
Organization and Nature of Business
Athene Annuity & Life Assurance Company (the Company) is a stock life insurance company domiciled in the State of Delaware and was founded in 1909. The Company is licensed in the District of Columbia, Puerto Rico and all states except New York. The Company has historically issued individual life insurance, annuities, and related spread products. Currently, the Company focuses primarily on the issuance of funding agreements to financial institutions along with its reinsurance platform.
All outstanding shares of the Company are owned by Athene USA Corporation (AUSA), a non-insurance company incorporated in the State of Iowa. AUSA is a wholly owned subsidiary of Athene Life Re Ltd. (ALRe), a Bermuda exempted company, which is in turn a wholly owned subsidiary of Athene Holding Ltd. (AHL), a Bermuda exempted company.

AHL’s common shares comprise a single class of voting common stock (Class A Common Shares). Certain investment funds and management entities (Apollo Holders) affiliated with Apollo Global Management, Inc. (AGM) beneficially own more than 10% of the Class A Common Shares. No person or entity, other than the Apollo Holders, beneficially owns more than 10% of the Class A Common Shares. Leon Black, Joshua Harris and Marc Rowan, who are the founders of AGM, are the ultimate controlling persons of the Apollo Holders, and as such, are the ultimate controlling persons of AHL and its regulated insurance company subsidiaries. AHL’s bye-laws include several specific restrictions and adjustments to the voting power of the holders of Class A Common Shares. Among these restrictions and adjustments, other than AGM and certain of its affiliates, no one holder of Class A Common Shares (together with its affiliates) may control in excess of 9.9% of the total voting power of AHL without the consent of AHL’s board of directors. If such holder, together with its affiliates, would control in excess of 9.9% of AHL’s total voting power, then such holder’s voting power would be reduced to 9.9% and the excess voting power would generally be reallocated to all other shareholders on a pro rata basis. The Class A Common Shares are listed on the New York Stock Exchange and traded under the symbol “ATH”.
On March 8, 2021, AHL entered into an Agreement and Plan of Merger (Merger Agreement), by and among AHL, AGM and certain newly created companies established to effect the merger contemplated by the Merger Agreement. Pursuant to the Merger Agreement, AHL and AGM have agreed to effect an all-stock merger transaction to combine their respective businesses, with each of AGM and AHL surviving as direct wholly owned subsidiaries of a new holding company, which as of the effective time of the merger (Effective Time) will be renamed Apollo Global Management, Inc. (New Holdco).

The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been approved by the boards of directors of both AHL and AGM, in addition to certain committees of the board of each company.

At the Effective Time of the merger, each Class A common share of AHL, subject to certain exceptions, will be converted automatically into the right to receive 1.149 shares of Class A common stock of New Holdco. Completion of the merger is subject to approval by the shareholders of each company, regulatory approvals and other customary closing conditions.

The Company owns all the outstanding capital stock of Athene Annuity and Life Company (AAIA), a stock life insurance company domiciled in the State of Iowa, which in turn owns all of the outstanding capital stock of Athene Annuity & Life Assurance Company of New York (AANY), Structured Annuity Reinsurance Company (STAR), Athene Re USA IV, Inc. (Athene Re IV), Centralife Annuities Service, Inc., AAIA RML, LLC, and AAIA RML 3526 Massey Ford LLC. AANY owns all of the outstanding capital stock of Athene Life Insurance Company of New York (ALICNY). The Company also owns all of the outstanding capital stock of P.L. Assigned Services, Inc. and AADE RML, LLC.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Basis of Presentation
The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. There are material risks and uncertainties surrounding the spread of the Coronavirus Disease of 2019 (COVID-19), which has resulted in significant volatility in the financial markets. Estimates may vary as more information about the extent to which COVID-19 and the resulting impact on economic conditions and the financial markets become known. Actual results may differ from the estimates used in preparing the financial statements.

The accompanying financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Delaware Department of Insurance (Delaware Department). The State of Delaware has adopted the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual. These practices differ from accounting principles generally accepted in the United States of America (GAAP) and are presumed to be material.
The more significant of the differences from those prescribed or permitted by the Delaware Department and GAAP are as follows:
Fixed Maturity Securities: Investments in bonds, redeemable preferred stocks, and surplus notes are reported at amortized cost or fair value based on their rating by the NAIC; for GAAP, such investments would be designated at purchase as held-to-maturity, trading or available-for-sale. For GAAP, held-to-maturity fixed maturity investments would be reported at amortized cost, and the remaining fixed maturity investments would be reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income for those designated as available-for-sale.
A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. Under GAAP, effective January 1, 2020, available-for-sale securities with a fair value that has declined below amortized cost are evaluated to determine how the decline in fair value should be recognized. If it is determined, based on the facts and circumstances related to the specific security, that the holder intends to sell a security or it is more likely than not that the holder would be required to sell a security before the recovery of its amortized cost, any existing allowance for credit losses is reversed and the amortized cost of the security is written down to fair value. If neither of these conditions exist, the holder evaluates whether the decline in fair value has resulted from a credit loss or other factors. If the decline in fair value resulted from a credit loss, the cost basis is not reduced but rather a valuation allowance is established and is remeasured each period for the passage of time, any change in expected cash flows, and changes in the fair value of the security.

Purchased Credit Impaired and Deteriorated Securities: Purchases of certain securities, primarily non-agency mortgage-backed securities, that have experienced deterioration in credit quality since their issuance are accounted for as purchased credit impaired (PCI). The Company determined, based on its expectations as to the timing and amount of cash flows expected to be received, that it was probable at acquisition that it would not collect all contractually required payments, including both principal and interest and considering the effects of prepayments, for these PCI securities. The difference between the undiscounted expected future cash flows of the PCI securities and the recorded investment in the securities represents the accretable yield, which is to be accreted into investment income, net of related expenses over their remaining lives on a level-yield basis. Additionally, the difference between the contractually required payments on the PCI securities and the undiscounted expected future cash flows represents the non-accretable difference. Over time, based on actual payments received and changes in estimates of undiscounted expected future cash flows, the accretable yield and the non-accretable difference can change. On a quarterly basis, the undiscounted expected future cash flows associated with PCI securities are reevaluated based on updates to key assumptions. Changes to undiscounted expected future cash flows due solely to the changes in the contractual benchmark interest rates on variable-rate

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
PCI securities will change the accretable yield prospectively. Declines in undiscounted expected future cash flows due to further credit deterioration as well as changes in the expected timing of the cash flows can result in the recognition of an OTTI charge. Significant increases in undiscounted expected future cash flow changes are recognized prospectively as an adjustment to the accretable yield.

Under GAAP, effective January 1, 2020, purchased securities that have experienced a more-than-insignificant deterioration in credit quality since their origination are accounted for as purchased credit deteriorated (PCD) securities. Additionally, structured securities classified as beneficial interests follow the initial measurement guidance for PCD investments if there is a significant difference between contractual cash flows adjusted for expected prepayments and expected cash flows at the date of recognition. The initial allowance for credit losses for PCD investments is recorded through a gross-up adjustment to the initial amortized cost. For PCD securities and structured securities classified as beneficial interests, the initial allowance is calculated as the present value of the difference between contractual cash flows adjusted for expected prepayments and expected cash flows at the date of recognition. The non-credit purchase discount or premium is amortized into investment income using the effective interest method. The credit discount, represented by the allowance for expected credit losses, is remeasured each period consistent with that described above in Fixed Maturity Securities.

Mortgage Loans: Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, prior to January 1, 2020, such allowances were based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral. The initial valuation allowance and subsequent changes in the allowance for mortgage loans were charged or credited directly to surplus, rather than being included as a component of earnings as would be required under GAAP. Under GAAP, effective January 1, 2020, such allowances are established for the expected credit losses at the time of purchase and represent the portion of the asset’s amortized cost basis the Company does not expect to collect due to credit losses over the asset’s contractual life. Expected credit losses considers past events, current conditions, and reasonable and supportable forecasts of future economic conditions or macroeconomic forecasts.

Short-term investments: Short-term investments include investments with maturities less than one year from the date of acquisition and are included in cash, cash equivalents and short-term investments in the balance sheets and statements of cash flows. Under GAAP, investments with maturities less than three months from the date of acquisition are included in cash and cash equivalents while investments with maturities less than one year but greater than three months are included in short-term investments and are not part of cash and cash equivalents in the statements of cash flows.
Derivatives: Derivative instruments used in hedging transactions that meet the criteria of an effective hedge, and are designated in a hedge accounting relationship, are valued and reported in a manner that is consistent with the hedged asset or liability (e.g., amortized cost or fair value with the net unrealized capital gains (losses) reported in surplus along with any adjustment for federal income taxes). Embedded derivatives are not accounted for separately from the host contract. Under GAAP, all derivatives are reported on the balance sheets at fair value and an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risk of the host contract is accounted for separately from the host contract and valued and reported at fair value. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge, or that meet the required criteria but the Company has chosen not to apply hedge accounting, are accounted for at fair value and the changes in the fair value are recorded as unrealized gains or unrealized losses directly to surplus rather than to income as required under GAAP.
Other Invested Assets: Changes in value of certain other long term investments accounted for under the equity method of accounting are recorded as unrealized gains and losses as a component of surplus. Under GAAP, such changes are recorded through earnings.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Interest Maintenance Reserve (IMR):  Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the individual security sold. The Company also defers the gains and losses related to the market value adjustment (MVA) on annuity policies.  The net deferral is reported as IMR in the accompanying balance sheets.  Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR.  Under GAAP, realized capital gains and losses and the MVA would be reported in the statements of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold or the MVA was realized.
Asset Valuation Reserve (AVR): The AVR provides a valuation allowance for invested assets and is determined by an NAIC prescribed formula with changes reflected directly in surplus; AVR is not recognized for GAAP.
Policy Acquisition Costs: The costs of acquiring and renewing business are expensed as incurred. Under GAAP, acquisition costs directly related to successful acquisition of new or renewal contracts are capitalized and amortized over the life of the contracts.
Nonadmitted Assets: Certain assets are designated as nonadmitted; principally, as applicable, certain receivables from agents and bills receivable, electronic data processing equipment, capitalized software, furniture and equipment, prepaid expenses, certain deferred income tax assets, non-insurance subsidiaries for which audited GAAP financial statements are not obtained, and other certain assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual, are excluded from the accompanying balance sheets and are charged directly to surplus. Under GAAP, such assets are included in the balance sheets at their net realizable value.
Universal Life and Annuity Policies: Revenues for universal life and annuity policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received, and benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Interest on these policies is reflected in other benefits. Premiums received and benefits incurred for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Under GAAP, premiums received on universal life are recorded directly to the reserve liability and benefits incurred represent interest credited to the policy account value and the excess of benefits paid over the policy account value. For deferred annuity policies and single premium immediate annuity (SPIA) policies without life contingencies, premiums received and benefits paid are recorded directly to the reserve liability.
Deposit-Type Contracts: The Company records the liability for fixed coupon rate funding agreements in the amount equal to the present value of the future interest payments and maturity payments discounted at the appropriate statutory valuation rate. For floating coupon rate funding agreements, the Company records the liability in the amount equal to the notional value plus the accrued interest on the next coupon payment. Under GAAP, these liabilities are recorded using the effective interest method based on the initial deposit (net of deferrable acquisition costs) and projected future coupon payments and maturity value. For funding agreements denominated in foreign currencies, the liabilities are calculated in the foreign currency and then converted to US dollars using the spot foreign exchange rate as of the balance sheet date.

For SPIA without life contingencies, the Company records the liability as the present value of cash flows using prescribed interest. Under GAAP, these liabilities are recorded using the effective interest method whereby an effective interest rate is solved for such that the present value of benefits and maintenance expenses equals the gross premium received less deferrable acquisition costs.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Benefit Reserves: Certain policy reserves are calculated based on prescribed interest and mortality rather than on estimated expected experience or actual account balances as would be required under GAAP.
Reinsurance: Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves rather than as assets as would be required by GAAP.  Any reinsurance balances deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to those amounts are credited or charged directly to surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.
Deferred Income Taxes: Deferred tax assets are limited to: 1) the amount of capital gains taxes paid in prior years that can be recovered through capital loss carrybacks for existing temporary differences that reverse during a time frame corresponding with Internal Revenue Service (IRS) tax loss carryback provisions, not to exceed three years, plus 2) the lesser of the amount of the remaining gross deferred tax assets expected to be realized within three years of the balance sheet date or 15% of adjusted capital and surplus excluding any net deferred income tax assets, electronic data processing equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering the character (i.e. ordinary versus capital) of the deferred tax assets and liabilities. The remaining deferred tax assets are nonadmitted. Deferred taxes do not include amounts for state taxes. Under GAAP, state taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.
Policyowner Dividends: Policyowner dividends are recognized when declared rather than over the term of the related policies as required by GAAP, and are reserved one year in advance through charges to operations.
Subsidiaries, Controlled and Affiliated Entities: The accounts and operations of the Company’s subsidiaries are not consolidated with the accounts and operations of the Company. Under GAAP, such consolidation would be required.
Comprehensive Income: Comprehensive income and its components are not presented in the accompanying financial statements, which is required under GAAP.
Separate Accounts: Separate account premiums and benefits are recognized in the accompanying statements of operations and transferred to or from the separate account. Under GAAP, separate account premiums and benefits are not recognized.
Other significant accounting policies follow:
Investments
The Company's bonds, loan-backed and structured securities, preferred stocks, affiliated and unaffiliated common stocks, mortgage loans, policy loans, short-term investments, cash equivalents and other invested assets are stated at values prescribed by the NAIC, as follows:
•Bonds not backed by other loans are principally stated at amortized cost using the modified scientific method unless they are designated by the Securities Valuation Office (SVO) of the NAIC as Class 6, in which case they are reported at the lower of cost or fair value.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
•Loan-backed and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities, except for principal-only, interest-only, purchased credit impaired securities, and securities not highly rated at the time of purchase, which are valued using the prospective method.
•Preferred stocks that have characteristics of debt securities and are designated by the SVO as Class 3 or better are reported at cost or amortized cost. Preferred stocks designated by the SVO as Class 4 or worse are reported at the lower of cost or fair value. The related net unrealized capital gains or losses are reported in surplus along with any adjustment for federal income taxes.
•Affiliated common stock of the Company’s insurance subsidiaries is reported in accordance with SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, at the subsidiary's underlying capital and surplus plus unamortized goodwill. The Company’s investment in non-insurance subsidiaries is reported at the subsidiary's GAAP book value. The net change in the underlying book value of the subsidiaries is reflected within surplus as a change in unrealized capital gains and losses.
•Unaffiliated common stocks are reported at fair value based on quoted market prices or commercially available vendor prices and the related net unrealized capital gains or losses are reported in surplus along with any adjustment for federal income taxes. The Company is a member of the Federal Home Loan Bank (FHLB) of Des Moines which requires members to purchase FHLB capital stock in relation to the amount of FHLB advances drawn by such member. The Company also holds FHLB of Indianapolis common stock. There is no active market for FHLB stock, and the stock is carried at cost, which is equivalent to fair value.
•There are no restrictions on assets, except for those disclosed in Note 4.
•Mortgage loans are reported at unpaid principal balances, net of unamortized premiums and discounts, less allowance for specific reserves. A mortgage loan is considered for a specific allowance when, based on current information and events, it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the mortgage agreement. When management determines that it will not be able to collect all scheduled principal and interest, a specific allowance is established and the mortgage loan is written down to net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Subsequent recoveries in fair value reduce the specific reserve and are recorded as realized gains.
•Policy loans are valued at unpaid principal balances.
•Short-term investments include investments with remaining maturities of one year or less at the time of acquisition (excluding those investments classified as cash equivalents as defined below) and are principally stated at amortized cost. Short-term investments include bonds and money market instruments.
•Cash equivalents are short-term highly liquid investments with an original or remaining maturity of three months or less at the date of purchase and are principally stated at amortized cost.
•Other invested assets are primarily comprised of partnership interests. Partnership interests are accounted for under the equity method of accounting under which the carrying value of the related partnership interest is based on the Company’s proportional share of the GAAP equity of the partnership. Any difference between the cost basis and carrying value of the partnership interest is

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
reflected in surplus. Other than partnerships, other invested assets may include surplus notes. Surplus notes with an NAIC 1 or NAIC 2 designation are reported at amortized cost. Surplus notes with an NAIC 3 through NAIC 6 designation are reported at the lesser of amortized cost or fair value, with fluctuations in fair value reflected within surplus as a change in unrealized gains and losses.
•Repurchase agreements and reverse repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to purchase the same or substantially the same securities from the buyer at an agreed upon price and, usually, at a stated date as defined in SSAP No. 103, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Company's repurchase agreements are accounted for as secured borrowings. The Company pledges investments, receives cash as collateral and establishes a liability to return the collateral. For reverse repurchase agreements, the Company lends cash and establishes a short-term investment for the principal amount loaned under the agreement.
Changes in unrealized gains or losses on bonds, redeemable preferred stocks, common stocks and nonredeemable preferred stocks carried at fair value are credited or charged directly to surplus, except those securities with other-than-temporary impairment (OTTI). A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. The Company identifies fixed income and equity securities that could potentially have credit impairments that are other-than temporary by monitoring changes in fair value of its securities relative to the amortized cost of those securities. The Company reviews its bonds and stocks on a case-by-case basis to determine whether an OTTI exists and whether losses should be recognized through earnings. The Company considers relevant facts and circumstances in evaluating whether a credit or interest rate-related impairment of a security is other-than-temporary. Relevant facts and circumstances considered include: (1) the extent and length of time the fair value has been below cost; (2) the reasons for the decline in fair value; (3) the issuer’s financial position and access to capital; and (4) for fixed income securities, the Company’s intent to sell a security or whether it is more likely than not it will be required to sell the security before the recovery of its amortized cost (which, in some cases, may extend to maturity) and for equity securities, the Company’s ability and intent to hold the security for a period of time that allows for the recovery in value. To the extent the Company determines that a security is deemed to be other-than-temporarily impaired, an impairment loss is recognized.
The recognition of an OTTI for loan-backed and structured securities is dependent upon the Company’s ability and intent to hold the security until the ultimate recovery of amortized cost. SSAP No. 43R, Loan-backed and Structured Securities, requires that an OTTI loss be recognized in earnings for a loan-backed or structured security in an unrealized loss position when it is anticipated that the cost basis will not be recovered. When an OTTI is recognized, the non-interest related portion of the OTTI loss is recorded through AVR and the interest related portion is recorded through IMR. In situations where the Company intends to sell the security, or it does not have the intent and ability to hold the security until recovery of the amortized cost basis, the entire difference between the security’s amortized cost and estimated fair value is recognized as an OTTI loss in the statements of operations. In situations where the Company does not intend to sell the security, and has both the intent and ability to hold the security until recovery of the amortized cost basis but does not expect to recover the entire amortized cost, the difference between the amortized cost basis of the security and the net present value of the future cash flows expected to be collected is recognized as an OTTI loss in the statements of operations.
Realized capital gains and losses are determined on a first-in, first-out basis and are recorded net of related federal income taxes. The AVR is established by the Company to provide for potential losses in the event of default by issuers of certain invested assets. These amounts are determined using a formula prescribed by the NAIC and are reported as a liability. The formula for the AVR provides for a corresponding adjustment for realized gains and losses. Under a formula prescribed by the NAIC, the Company defers, in the IMR, the portion of realized gains and losses on sales of fixed income

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
investments (principally bonds and mortgage loans) attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the security.
Changes in nonadmitted asset carrying amounts are recorded directly to surplus.
Interest income is recognized on an accrual basis. The Company does not accrue income on bonds in default, mortgage loans on real estate in default or foreclosure or which are delinquent more than 90 days. Income is also not accrued when collection is uncertain. In addition, accrued interest is excluded from interest income when payment exceeds 90 days past due.
Derivatives
Derivatives are carried on the Company’s balance sheets as both derivative assets and derivative liabilities. The Company currently executes both bilateral trades and cleared trades. For bilateral trades, the Company has elected to present any derivatives subject to master netting provisions as a gross asset or liability, gross of collateral presented. Cleared trades are cleared and settled through the broker, the central clearing counter party and Futures Commission Merchant (FCM). On the date a derivative contract is executed, the Company designates derivatives as either a cash flow hedge, fair value hedge, or a free-standing derivative held for other risk management purposes, which primarily involve managing asset or liability risks associated with the Company’s reinsurance treaties which do not qualify for hedge accounting. Free-standing derivatives also include derivatives that economically hedge interest rate risk and other cash flows risks but do not qualify for, or the Company has chosen not to apply hedge accounting. The Company’s policy is to align the derivative income or expense to the statement of operations line item for which it relates.
For bilateral derivative positions, in order to reduce the amount of exposure on derivative instruments, the Company may be required to pledge or receive collateral for any derivative contracts that are entered into. The amount of collateral that is required is based on the fair value of the contract and credit threshold of the counterparty. For cleared derivative positions, the Company is required to satisfy daily collateral requirements associated with our FCM agreement and these amounts include initial margin requirements.
Derivative instruments that qualify for hedge accounting are valued and reported in a manner consistent with the hedged asset or liability. To qualify for hedge accounting, the Company must maintain specific documentation regarding the risk management objectives of the hedge and demonstrate on an ongoing basis that the hedging relationship remains highly effective. Derivatives that do not qualify for, or for which the Company has elected not to apply hedge accounting, excluding replication transactions, are measured at fair value each reporting period with changes in fair value recorded as unrealized gains or losses in surplus. Cash payments made or received on these derivative instruments are recorded through net investment income.
Futures are recorded at fair value of margin on deposit with the clearing broker and unrealized changes in this margin on deposit are recorded in surplus. Upon termination, these changes are reclassified from surplus to realized gain or loss.

Separate Accounts
Separate account assets and liabilities reported in the balance sheets represent previously sold variable annuity and variable universal life products. The Company ceased marketing these products in 2009. The separate account assets are legally segregated and are not subject to claims which may arise from any other business of the Company. The assets and liabilities of the variable lines of business are reported at fair value since the underlying investment risks are assumed by the policy owners. Investment income and gains or losses arising from the variable lines of business accrue directly to the policy owners and are, therefore, not included in investment earnings in the accompanying statements of operations.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

Premiums and Annuity Considerations
Revenues for policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received. These revenues are recognized when due. Benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Premiums received and benefits paid for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Accident and health premiums are earned pro-rata over the terms of the policies.

Deferred and uncollected life insurance premiums represent annual or fractional premiums, either due and uncollected or not yet due, where policy reserves have been provided on the assumption that the full premium for the current year has been collected.
Policy Reserves and Funds on Deposit
Policy reserves for life and annuity contracts are developed using prescribed actuarial methods. Life reserves are calculated using the Net Level Premium method, Commissioner’s Reserve Valuation Method, or a modified method. Annuity reserves are calculated using the Commissioner’s Annuity Reserve Valuation Method. The use of these reserve methods for life policies is to partially offset the effect of immediately expensing acquisition costs by providing a policy reserve increase in the first policy year, which is less than the reserve increase in renewal years. Reserves meet the minimum requirements of the insurance laws and regulations of the state of domicile.
Accident and health policy reserves are calculated using statistical analyses to develop and estimate the ultimate net cost of reported and unreported losses. The reserves also include an amount for unearned premiums determined by prorating the premiums received over the terms of the policies and active-life mid-terminal reserves for individual non-cancelable and guaranteed renewable policies using the net level premium method.
The reserves related to fixed-rate investment contracts and policyowner funds left on deposit with the Company are generally equal to fund balances less applicable surrender charges.

The Company sets the Variable Annuity reserve equal to the account value. The Guaranteed minimum death benefit is calculated by taking the difference between the standard scenario amount which is a rule-based, seriatim calculation using defined assumptions with a single economic scenario, and the fund value.

The Company uses the formulaic Commissioners Reserve Valuation Method, a rules-based method, to value the variable universal life policies. It is a closed block of business, issued from 1985 to 2008.
The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the premium beyond the date of death. Reserves are provided for surrender values in excess of reserves as legally computed.
Additional premiums are charged for policies issued on substandard lives according to underwriting classification. Mean reserves are determined by computing the regular mean reserve for the policy and holding an additional one half of the extra premium charged for the year.

Tabular interest, tabular less actual reserves released and tabular cost have been determined by formula. Tabular interest on funds not involving life contingencies has also been determined by formula.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The following summarizes the mortality tables used to compute life and annuity policy reserves on a net basis:

	December 31, 2020		December 31, 2019
	Amount	Percent	Amount	Percent
Life insurance - (41 CSI/CSO/SSI, 58 CET/CSO, 60 CSG,
61 CIET/CSI, 80 CET/CSO, 01 CSO, AE, 83 GAM,
17 CSO) (2.0 - 6.0%))	$2,182	0.0%	$2,724	0.0%
Annuities - (37 SA, 51 GAM, 71 GAM/IAM, 83 GAM/IAM,
83a, A2000, A2000BAS, 2012 IAR, 83 CARVM (1.75 - 13.25%))	21,013,390	98.6	19,893,696	99.0
Other - (0.75 - 13.25%)	291,343	1.4	206,514	1.0
Total	$21,306,915	100.0%	$20,102,934	100.0%

Contract Claim Reserves
Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the date of the balance sheets. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.
Participating Business
Participating policies entitle the policyowners to receive dividends based on actual interest, mortality, morbidity, and expense experience for the related policies. These dividends are distributed to the policyowners through an annual dividend using current dividend scales, which are approved by the Company's Board of Directors. As of both December 31, 2020 and 2019, less than 1% of the Company's life policies were paying dividends.
The method of accounting for policyowner dividends is based upon dividends credited annually to policyowners on their policy anniversary date plus the change from the prior period on one year’s projected dividend liability on policies inforce at the statement date. There was no additional income allocated to participating policyowners.

Reinsurance
Reinsurance premiums and benefits, paid or provided, are accounted for on a basis consistent with those used in accounting for the policy as originally issued and with the terms of the reinsurance contracts. Gains associated with reinsurance of inforce blocks of business are included in surplus and are amortized into income as earnings emerge on the business reinsured. Premiums ceded and recoverable losses have been reported as a reduction of premium income and benefits, respectively. Policy liabilities and accruals are reported in the accompanying financial statements net of amounts ceded. For the Company’s modified coinsurance agreements, policyholder reserves ceded are a component of the total modified coinsurance reserve. Changes in the modified coinsurance reserve are reflected through the modified coinsurance reserve adjustment line in the accompanying statements of operations. Reinsurance recoverable are amounts due from reinsurers on benefits paid by the Company. Reinsurance receivables consist of commissions and expense allowances due and other refunds due from the reinsurer.

Federal Income Taxes
Deferred federal income taxes are calculated as defined by SSAP No. 101, Income Taxes. SSAP No. 101 establishes deferred tax assets and liabilities based on differences between statutory and tax reporting. The deferred tax assets are then subject to an admissibility test which can limit the amount of deferred tax assets that are recorded.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Reclassifications
Within the accompanying financial statements, there have been reclassifications of amounts previously presented to conform to the current year presentation. These reclassifications within the accompanying financial statements had no impact on capital and surplus or income amounts previously presented.
2.    Prescribed and Permitted Statutory Accounting Practices
The Delaware Department recognizes only statutory accounting practices prescribed and permitted by the State of Delaware for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Delaware Insurance Law. The NAIC’s Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Delaware. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.
Effective December 31, 2014, the Company received a permitted practice to determine the reserve on its variable annuity policies and thus did not calculate the stochastic scenario reserve as required under AG 43. The Company does not believe this difference in valuation method has any impact on the calculated reserves. Therefore, the Company’s net income and surplus are not affected as a result of this permitted practice.
There are no differences in the Company's net income or surplus between NAIC statutory accounting practices and practices prescribed or permitted by the Delaware Department for the years ended December 31, 2020 and 2019.
The Company owns all of the outstanding capital stock of AAIA, a stock life insurance company domiciled in the State of Iowa. AAIA in turn owns all of the outstanding capital stock of Athene Re IV, a special purpose financial captive life insurance company domiciled in the State of Vermont.

In 2006, the Commissioner of the Iowa Insurance Division, Department of Commerce, of the State of Iowa (the Iowa Department) issued Bulletin 06-01, Accounting for Derivative Instruments Used to Hedge the Growth in Interest Credited for Index Products, which prescribes that an insurer may elect to recognize changes in the fair value of derivative instruments purchased to hedge indexed products in the statements of operations. AAIA has elected to apply Bulletin 06-01 to its futures, variance swaps and total return swaps. Under NAIC Statutory Accounting Practices (NAIC SAP), changes in fair value of such derivative instruments would be recorded directly to surplus. Application of Bulletin 06-01 does not impact AAIA’s surplus.

In 2009, the Iowa Department promulgated Iowa Administrative Code (IAC) Section 191-97, Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve, which prescribes that an insurer may elect (i) to use an amortized cost method to account for certain derivative instruments, such as call options, purchased to hedge the growth in interest credited to the customer on indexed insurance products and (ii) to utilize an indexed annuity reserve calculation methodology under which call options associated with the current index interest crediting term are valued at zero. IAC Section 191-97 does not apply to products that do not guarantee a minimum interest accumulation, such as our variable and index-linked deferred annuities. AAIA has elected to apply IAC Section 191-97 to its eligible over the counter (OTC) call options and reserve liabilities. Under NAIC SAP, derivative call options would be carried at fair value with changes in fair value recorded directly to surplus and the reserves would change in relation to the movements in fair value of the derivative call options with changes recorded through income.
The NAIC requires annuities issued by life insurance companies on or after January 1, 2015, to use the 2012 Individual Annuity Reserving (IAR) Mortality Table. During 2015, the Iowa Department promulgated IAC Section 43.3(5), which sets an elective alternative effective date of January 1, 2016 for adoption of

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
the 2012 IAR Mortality Table. AAIA has elected to use the Annuity 2000 Mortality Table for annuities issued between January 1, 2015 and December 31, 2015.
A reconciliation of AAIA’s net income and surplus between practices prescribed and permitted by the Iowa Department and NAIC SAP is shown below:

	2020	2019

Net income, Iowa basis	$(15,957)	$240,982
Iowa prescribed practice:
Derivative instruments Bulletin 06-01	(4,966)	(2,192)
Derivative instruments IAC 191-97	(19,585)	(113,621)
2012 IAR Mortality Table for Annuities Issued in 2015 IAC 43.3(5)	(371)	(1,649)
Net income, NAIC statutory accounting practices	$(40,879)	$123,520

Surplus, Iowa basis	$1,337,490	$1,208,647
Iowa prescribed practice:
Derivative instruments IAC 191-97	83,808	79,827
2012 IAR Mortality Table for Annuities Issued in 2015 IAC 43.3(5)	(5,299)	(4,928)
Surplus, NAIC statutory accounting practices	$1,415,999	$1,283,546
Athene Re IV, with the explicit permission of the Commissioner of the Vermont Department of Financial Regulation of the State of Vermont, has included as an admitted asset a letter of credit serving as collateral for reinsurance credit taken by AAIA in connection with reinsurance agreements entered into between Athene Re IV and AAIA. Under NAIC SAP, the letter of credit would not otherwise be treated as an admitted asset.

There is no difference in Athene Re IV's net income between NAIC statutory accounting practices and practices prescribed or permitted by the Vermont Department for the years ended December 31, 2020 or 2019.
A reconciliation of Athene Re IV’s surplus between practices prescribed and permitted by the State of Vermont and NAIC SAP is shown below:

	2020	2019

Surplus, Vermont basis	$30,885	$32,527
Vermont permitted practice:
Letter of credit	(133,743)	(138,737)
Surplus, NAIC statutory accounting practices	$(102,858)	$(106,210)

The amounts reported for 2019 in the table above have been updated to reflect the amounts reported in the audited financials of Athene Re IV. If AAIA was not allowed to apply Bulletin 06-01, IAC 191-97, and IAC 43.3 (5), its risk-based capital would still have been in excess of regulatory requirements. If Athene Re IV had not been permitted to include the letter of credit in surplus, its risk-based capital would have been below Mandatory Control Level.

The Company carries its investment in AAIA at AAIA’s capital and surplus of $1,337,490. If AAIA had not elected to apply Bulletin 06-01, IAC 191-97, and IAC 43.3(5), AAIA’s capital and surplus would have been increased by $78,509. In addition, if Athene Re IV was not permitted to include the letter of credit in surplus, AAIA’s investment in Athene Re IV would have been zero, reducing AAIA’s capital and surplus by

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
$30,885. Had the AAIA and Athene Re IV prescribed and permitted practices not been applied, the Company’s investment in AAIA would have been $1,385,114.

3.    Correction of Prior Period Errors

During 2020, the Company identified errors within prior period financial statements relating to reserves. In accordance with SSAP No. 3, Accounting Changes and Correction of Errors, these corrections were recorded directly to surplus. The impact of the correction of reserves increased surplus by $1,701 in 2020. This represented less than 1% of ending capital and surplus as of December 31, 2020 and 2019 and is not considered material to the current and prior year financial statements.

4.    Investments

The carrying value and estimated fair value of investments principally held at amortized cost are summarized as follows:

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2020
Bonds:
U.S. government	$102,029	$16,931	$77	$118,883
All other governments	151,755	11,354	—	163,109
U.S. states, territories and possessions, etc. guaranteed	8,265	1,396	—	9,661
U.S. political subdivisions of states, territories, and possessions, guaranteed	5,147	483	112	5,518
U.S. special revenue and special assessment obligations, etc. non-guaranteed	133,271	12,966	101	146,136
Industrial and miscellaneous	16,408,267	944,355	101,371	17,251,251
Hybrid securities	120,353	7,880	—	128,233
Parent, subsidiaries and affiliates	3,245,405	66,926	39,109	3,273,222
Unaffiliated bank loans	124,139	3,969	1,209	126,899
Total bonds	$20,298,631	$1,066,260	$141,979	$21,222,912
Preferred stocks:
Industrial and miscellaneous	$146,390	$7,942	$525	$153,807
Parent, subsidiaries and affiliates	34,379	1,699	$—	36,078
Total preferred stock	$180,769	$9,641	$525	$189,885
Short-term investments	$145,987	$43	$—	$146,030

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2019
Bonds:
U.S. government	$113,100	$9,703	$212	$122,591
All other governments	92,949	6,453	—	99,402
U.S. states, territories and possessions, etc. guaranteed	29,398	2,245	3	31,640
U.S. political subdivisions of states, territories, and possessions, guaranteed	24,425	2,010	82	26,353
U.S. special revenue and special assessment obligations, etc. non-guaranteed	173,301	12,094	213	185,182
Industrial and miscellaneous	13,109,095	557,872	56,880	13,610,087
Hybrid securities	60,430	4,785	163	65,053
Parent, subsidiaries and affiliates	2,192,767	58,176	34,583	2,216,360
Unaffiliated bank loans	126,485	481	576	126,389
Total bonds	$15,921,950	$653,819	$92,712	$16,483,057
Preferred stocks:
Industrial and miscellaneous	$91,253	$9,628	$5,561	$95,320
Short-term investments	$1,068,025	$422	$10	$1,068,437
Cash equivalents	$10,051	$2	$—	$10,053
A summary of the carrying value and fair value of the Company’s investments in bonds at December 31, 2020, by contractual maturity, is as follows:

	Carrying
	Value	Fair Value

Due in one year or less	$215,607	$217,085
Due after one year through five years	1,775,851	1,859,677
Due after five years through ten years	4,345,412	4,663,624
Due after ten years	4,319,113	4,746,763
Perpetual	9,716	9,462
Loan-backed and structured securities	9,632,932	9,726,301
Total	$20,298,631	$21,222,912

The actual maturities may differ from the contractual maturities in the foregoing table because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The following tables show gross unrealized losses and fair value for investments which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position:

	Less than or Equal to Twelve Months		Greater than Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2020
Bonds:
State and political subdivisions	$—	$—	$3,889	$213	$3,889	$213
Corporate securities	533,654	11,751	12,727	357	546,381	12,108
Asset-backed securities	1,886,487	63,476	852,978	54,729	2,739,465	118,205
Commercial mortgage-backed
securities	98,772	6,517	3,870	169	102,642	6,686
Mortgage-backed securities:
United States government
and agencies	2,122	77	—	—	2,122	77
Non-United States government	158,254	2,953	33,917	1,737	192,171	4,690
Preferred stocks	14,475	525	—	—	14,475	525
Total	$2,693,764	$85,299	$907,381	$57,205	$3,601,145	$142,504

	Less than or Equal to Twelve Months		Greater than Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2019
Bonds:
State and political subdivisions	$32,826	$124	$5,349	$174	$38,175	$298
Corporate securities	607,349	13,301	81,253	2,002	688,602	15,303
Asset-backed securities	1,408,820	32,571	876,708	41,205	2,285,528	73,776
Commercial mortgage-backed
securities	111,281	944	—	—	111,281	944
Mortgage-backed securities:
United States government
and agencies	6,296	212	—	—	6,296	212
Non-United States government	167,091	1,264	45,844	915	212,935	2,179
Preferred stocks	39,406	5,561	—	—	39,406	5,561
Total	$2,373,069	$53,977	$1,009,154	$44,296	$3,382,223	$98,273

Included in the above tables are 675 securities from 403 issuers at December 31, 2020 and 705 securities from 435 issuers at December 31, 2019. The unrealized losses on corporate securities are primarily from the Financial, Industrial, Utility, Transportation and Communication sectors. The unrealized losses are primarily attributable to changes in market interest rates since acquisition. Unrealized losses were not recognized in income as the Company intends to hold these securities and it is not more likely than not that the Company will be required to sell a security before the recovery of its amortized cost.

Other-Than-Temporary Impairment Analysis
The evaluation of OTTI for the Company’s investments considered the factors discussed in Note 1.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Total OTTI recorded on loan-backed and structured securities was $23,962 and $297 in 2020 and 2019, respectively.

No OTTI was recognized in 2020 or 2019 on loan-backed and structured securities due to the intent to sell or inability to retain the investment for a period of time sufficient to recover the amortized cost basis.

OTTI was recognized on the following loan-backed and structured securities in 2020 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

			OTTI
		Amortized	Recognized in	Fair Value	Amortized
	Date of	Cost Prior	2020	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
12667F7M1	03/31/2020	$3,203	$106	$2,540	$3,097
76112HAA5	03/31/2020	2,548	349	1,421	2,199
86359LQS1	03/31/2020	5,824	254	4,895	5,570
05529DAA0	06/30/2020	7,026	439	6,587	6,587
07820QCD5	06/30/2020	2,755	152	2,603	2,603
17315GAK4	06/30/2020	2,227	31	1,960	2,196
225458PN2	06/30/2020	2,481	149	2,332	2,332
12667GX57	06/30/2020	2,126	260	1,802	1,866
12667GX65	06/30/2020	1,799	158	1,641	1,641
12667GWF6	06/30/2020	3,141	276	2,865	2,865
12667F7M1	06/30/2020	2,978	373	2,605	2,605
12667G3L5	06/30/2020	7,750	376	7,374	7,374
12668ALS2	06/30/2020	3,303	157	3,147	3,146
12667GF32	06/30/2020	751	81	670	670
12669FW90	06/30/2020	3,092	102	2,990	2,990
12669GTQ4	06/30/2020	4,326	96	4,230	4,230
12669GMU2	06/30/2020	3,156	194	2,962	2,962
126694JG4	06/30/2020	3,066	80	2,986	2,986
39538RAB5	06/30/2020	4,413	154	4,259	4,259
3622ELAA4	06/30/2020	700	69	631	631
36242DXG3	06/30/2020	14,575	881	13,694	13,694
362290AC2	06/30/2020	2,236	26	2,158	2,210
3622N6AA7	06/30/2020	3,215	72	3,142	3,143
41161PTN3	06/30/2020	2,597	27	2,570	2,570
41161PVJ9	06/30/2020	4,376	89	4,287	4,287
41161PLQ4	06/30/2020	8,335	764	7,571	7,571
41161PL43	06/30/2020	1,733	163	1,570	1,570
41161UAC6	06/30/2020	5,548	205	5,343	5,343
45660NT96	06/30/2020	1,038	59	979	979
45660LWD7	06/30/2020	5,359	407	4,952	4,952

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

46631NDQ9	06/30/2020	1,831	218	1,613	1,613
59024KAF0	06/30/2020	4,495	78	4,219	4,417
59020UGF6	06/30/2020	895	27	868	868
59025GAA9	06/30/2020	2,297	108	2,189	2,133
62951MAZ3	06/30/2020	1,524	81	1,443	1,443
761118TN8	06/30/2020	1,642	210	1,419	1,432
76112HAA5	06/30/2020	2,120	683	1,437	1,437
86360JAN1	06/30/2020	2,224	273	1,951	1,951
86361QAJ3	06/30/2020	2,900	171	2,729	2,729
86359DBW6	06/30/2020	5,044	144	4,900	4,900
86359DRS8	06/30/2020	6,676	432	6,244	6,244
855541AA6	06/30/2020	1,956	28	1,913	1,928
87222PAB9	06/30/2020	3,328	250	3,077	3,078
94983RAD6	06/30/2020	2,888	39	2,785	2,849
94987XAJ6	06/30/2020	1,990	33	1,881	1,957
45112AAA5	06/30/2020	5,100	1,287	3,813	3,813
BAN0HNQA3	09/30/2020	25,000	11,250	13,750	13,750
45112AAA5	09/30/2020	5,470	1,708	3,854	3,762
17315GAK4	09/30/2020	2,140	75	1,896	2,065
12669GMU2	09/30/2020	2,821	73	2,746	2,748
86359LQS1	09/30/2020	4,229	52	4,029	4,177
81744FAA5	09/30/2020	3,744	81	3,653	3,663
81744FAA5	12/31/2020	3,732	26	3,610	3,706
46631JAA6	12/31/2020	3,807	45	3,558	3,762
12669GMU2	12/31/2020	2,747	41	2,676	2,706
			$23,962
OTTI was recognized on the following loan-backed and structured securities in 2019 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

			OTTI
		Amortized	Recognized in	Fair Value	Amortized
	Date of	Cost Prior	2019	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
02660TFK4	3/31/2019	$4,295	$43	$4,241	$4,252
12543WAA6	3/31/2019	3,223	26	3,146	3,197
59024KAF0	6/30/2019	5,132	30	5,095	5,102
86360JAN1	9/30/2019	2,437	40	2,260	2,397
76112HAA5	12/31/2019	2,779	158	2,615	2,621
			$297

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
5GI Securities
The following table displays the carrying value and associated fair values for 5GI securities, by investment type. 5GI securities are unrated by the NAIC, but are current on principal and interest payments.

	December 31, 2020			December 31, 2019
		Book			Book
		Adjusted			Adjusted
	Number of	Carrying	Fair	Number of	Carrying	Fair
	5GI Securities	Value	Value	5GI Securities	Value	Value

Corporate securities	2	$3,569	$3,484	3	$5,384	$5,436
Total	2	$3,569	$3,484	3	$5,384	$5,436

Sub-Prime and Alt-A Mortgage Related Risk Exposure
The Company has exposure to the sub-prime and Alternative A-paper (Alt-A) mortgage credit market through certain MBS. These securities consist of diversified investments with both fixed-rate and variable-rate collateral, are focused on senior positions within the structure, have borrowers which have demonstrated attachment and ability to pay despite financial stress, and the vast majority are rated 1 or 2 by the NAIC. At December 31, 2020 and 2019, the Company held MBS with sub-prime or Alt-A exposure with a carrying value of $551,209 and $618,153, a cost of $542,910 and $609,818, and a fair value of $588,990 and $672,185, respectively. There were $6,410 and $26 other-than-temporary impairments recognized on these securities in 2020 and 2019, respectively.
The Company generally defines sub-prime residential whole mortgage loans as borrowers with impaired credit history and lower FICO scores.  The price paid for the sub-prime residential whole mortgage loans factored in the consideration of the borrower’s ability to repay along with the overall credit profile of the loan.  The Company continues to monitor the performance of the sub-prime residential whole mortgage loans along with performance expectations. As of December 31, 2020 and 2019, the Company held $235,581 and $309,424, respectively, in sub-prime residential whole mortgage loans.

Mortgage Loans, Including Mezzanine Real Estate Loans
The Company’s investments in mortgage loans on real estate consist primarily of commercial mortgage loans (CMLs) made on a full recourse basis. Mezzanine CMLs comprise 12% and 14% of the total commercial mortgage loans for the years ending December 31, 2020 and 2019, respectively. During 2020, the Company acquired CMLs with interest rates ranging from 3% to 6%. The Company invests in both fixed-rate and variable-rate loans and manages its credit risk associated with these loans by diversifying its mortgage portfolio by property type and geographic location. Of the CMLs acquired in 2020, the maximum loan to value of any one loan, exclusive of insured or guaranteed or purchase money mortgages, was 76%.

During 2020, the Company acquired residential mortgage loans (RMLs) with interest rates ranging from 1% to 13%. Of the RMLs acquired during 2020, the maximum percentage of any one loan to the value of security at the time of the loan was 243%.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The portfolio credit risk for mortgage loans was concentrated in the following geographic regions:

	December 31, 2020		December 31, 2019
	Mortgage		Mortgage
	Loan	Percent	Loan	Percent
	Carrying	of	Carrying	of
	Value	Total	Value	Total

North Central	$193,152	5.0%	$130,681	4.0%
South Central	88,108	2.3	184,989	5.7
South Atlantic	526,498	13.6	518,758	16.1
Pacific	533,070	13.8	509,784	15.8
Mountain	148,564	3.8	156,829	4.9
Atlantic	436,877	11.3	376,551	11.7
New England	32,029	0.8	58,423	1.8
Foreign	586,478	15.2	234,252	7.2
Total commercial mortgage loans	2,544,776	65.8	2,170,267	67.2
Total residential mortgage loans	1,323,457	34.2	1,061,152	32.8
Total mortgage loans	$3,868,233	100.0%	$3,231,419	100.0%

The Company's RML portfolio includes first lien RMLs, collateralized by properties located in the United States and Ireland. At December 31, 2020, California, Florida, Ireland, and New York represented 23.4%, 17.2%, 10.5%, and 6.4%, respectively, of the portfolio. The remaining 42.5% represented all other states, with each individual state comprising less than 5% of the RML portfolio. At December 31, 2019, California, Florida, and Ireland represented 25.0%, 18.0% and 13.0%, respectively, of the portfolio, and the remaining 44.0% represented all other states, with each individual state comprising less than 5% of the RML portfolio.

At December 31, 2020, all CMLs were in good standing with the exception of one restructured loan with a carrying value of $21,362 and there were no loans in the foreclosure process. At December 31, 2019, all CMLs were in good standing and there were no loans in the foreclosure process. At December 31, 2020, there was one CML with overdue interest over 90 days and $600 of accrued interest has been reported for CMLs with overdue interest over 90 days. At December 31, 2019, there were no CMLs with overdue interest over 90 days and therefore, no accrued interest has been reported for CMLs with overdue interest over 90 days.

At December 31, 2020, all RMLs were in good standing with the exception of 140 loans with overdue interest over 90 days with a carrying value of $29,287 (net of allowance for credit losses), which includes 68 loans with a foreclosure in process with a carrying value of $12,533. At December 31, 2019, all RMLs were in good standing with the exception of 110 loans with overdue interest over 90 days with a carrying value of $22,099 (net of allowance for credit losses), which includes 54 loans with foreclosures in process with a carrying value of $11,441. There is no accrued interest reported for RMLs with overdue interest over 90 days.
During 2020 and 2019, the Company did not reduce the interest rates of or restructure any outstanding mortgage loans.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
There were no impairments taken for CMLs at December 31, 2020 or 2019. There was no average recorded investment in impaired CMLs for the years ended December 31, 2020 and 2019.
Impairments taken for RMLs totaled $359 and $344 at December 31, 2020 and 2019, respectively. The average recorded investment in impaired RMLs was $6,216 and $2,927 for the years ended December 31, 2020 and 2019, respectively. There was no interest income recognized during the period these loans were impaired in 2020 and 2019.

Allowance for credit losses for mortgage loans are as follows:

	Years Ended December 31,
	2020	2019

Balance, beginning of year	$11,172	$678
Additions charged to operations	8,555	10,494
Direct write-downs charged against the allowances	(200)	—
Recoveries of amounts previously charged off	—	—
Balance, end of year	$19,527	$11,172

At December 31, 2020 and 2019, there were no taxes, assessments or amounts which had been advanced but not repaid and not included in the mortgage loan. The Company accrues interest income on impaired loans to the extent deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on nonperforming loans is recognized on a cash basis.

Investment Income
Major categories of investment income are summarized as follows:

	Years Ended December 31,
	2020	2019

Bonds	$739,936	$614,078
Preferred stocks	4,357	3,962
Common stocks	1,224	678
Mortgage loans	171,057	140,219
Derivatives	6,725	11,120
Policy loans	64	78
Cash equivalents and short-term investments	10,239	22,493
Other invested assets	169,198	80,183
Other, net	2,099	(1,369)
Total gross investment income	1,104,899	871,442
Less: Investment expenses	87,926	61,157
Net investment income	$1,016,973	$810,285

Due and accrued income on amounts over 90 days past due is excluded from investment income. Due to uncertainty regarding collection, there was $8,279 and $117 of due and accrued income excluded from investment income as of December 31, 2020 and 2019, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Proceeds from sales of bonds and related gross realized gains and losses were as follows:

	Years Ended December 31,
	2020	2019

Proceeds	$4,796,779	$2,338,478

Gross realized gains	$141,193	$36,492
Gross realized losses	(129,038)	(26,693)
Net realized gains on bonds	$12,155	$9,799
Gross realized losses on bonds for the years ended December 31, 2020 and 2019 include $40,941 and $11,237, respectively, of losses recognized on other-than-temporary impairments in values of investments.
Realized capital gains and losses are reported net of amounts transferred to the IMR and federal income taxes as follows:

	Years Ended December 31,
	2020	2019

Bonds	$12,155	$9,799
Stocks	2,687	1,534
Mortgage loans	(7,522)	3,609
Derivatives	(33,713)	5,620
Other invested assets	17,800	146
Foreign exchange assets	(5,285)	1,009
Total net realized (losses) gains on investments	(13,878)	21,717
Less amount transferred to IMR (net of related taxes of
$827 in 2020 and $4,487 in 2019)	3,113	16,881
Federal income tax expense	54,330	16,011
Net realized capital losses, net of tax and transfers
to interest maintenance reserve	$(71,321)	$(11,175)

The proceeds received and amortized cost were used as the basis for determining the realized gain or loss on sale.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The change in net unrealized capital gains and losses on investments recorded in surplus is as follows:

	Years Ended December 31,
	2020	2019

Stocks	$(81,900)	$(35,905)
Bonds	112	(1,079)
Derivatives	132,448	108,257
Mortgage loans	(8,354)	(10,494)
Other invested assets	(10,297)	43,705
Foreign exchange	(41,068)	26,283
Total change in net unrealized capital gains and losses	(9,059)	130,767
Deferred capital gains tax	36,765	14,386
Change in net unrealized capital gains and losses, net of tax	$(45,824)	$116,381
The Company has no investments in joint venture, partnerships or limited liability companies that exceed 10% of its admitted assets. During 2020 and 2019, there were impairments of $10,739 and $11,727, respectively, on partnerships and limited liability companies. The impairments were based on an assessment that future cash flows of affected limited partnerships would be less than the cost basis of the limited partnership. Fair value is determined utilizing statements received from the partnerships and limited liability companies.

Pledged and Restricted Assets

Assets pledged to others as collateral or otherwise restricted by the Company are as follows:

	December 31, 2020
		General Account
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets

On deposit with states	$4,618	$—	0.0%	0.0%
FHLB capital stock	14,491	—	0.0	0.0
Pledged collateral to FHLB (including
assets backing funding agreements)	5,002	—	0.0	0.0
Pledged as collateral for derivatives	22,160	—	0.1	0.1
Reinsurance trusts	6,716,624	—	19.5	19.5
Pledged as collateral not captured in
other categories	525,305	—	1.4	1.4
Escrow tax account	9,769	—	0.0	0.0
Derivative collateral	210,346	—	0.6	0.6
Total	$7,508,315	$—	21.6%	21.6%

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

	December 31, 2019
		General Account
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets
Repurchase agreements	$99,849	$—	0.4%	0.4%
Reverse repurchase agreements	85,000	—	0.3	0.3
On deposit with states	5,290	—	0.0	0.0
FHLB capital stock	14,491	—	0.0	0.0
Pledged as collateral for derivatives	7,750	—	0.0	0.0
Reinsurance trusts	8,463,576	—	29.7	29.8
Escrow tax account	9,761	—	0.0	0.0
Derivative collateral	162,072	—	0.6	0.6
Total	$8,847,789	$—	31.0%	31.1%

Repurchase Agreement Transactions Accounted for as Secured Borrowing
The Company participates in repurchase agreements with unaffiliated financial institutions. Under these agreements, the Company lends bonds and receives cash as collateral. The Company monitors the estimated fair value of the collateral and the securities loaned throughout the duration of the contract and contributes additional collateral as necessary. Securities loaned under these agreements may be sold or re-pledged by the transferee. There were no amounts loaned under repurchase agreements as of December 31, 2020.

The Company had repurchase agreements that were bilateral trades with the following scheduled maturities:

December 31,
2019
Greater than 1 month to 3 months	99,849
Total	$99,849

The ending book adjusted carrying value and fair value of the securities sold under the repurchase agreements, by NAIC designation are as follows:

	December 31,
	2019
	Book Adjusted Carrying Value	Fair Value
Bonds
NAIC 1	$39,815	$45,319
NAIC 2	51,694	57,329
Total	$91,509	$102,648

The maximum book adjusted carrying value was $414,077 and $91,508, and the maximum fair value was $432,663 and $102,647, for securities sold under repurchase agreements for the years ended December 31, 2020 and 2019, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The Company received cash collateral of $0 and $99,849 as of December 31, 2020 and 2019, respectively, and established a liability to return the collateral of $0 and $99,849 as of December 31, 2020 and 2019, respectively. The remaining contractual maturities of collateral received is as follows:

December 31,
2019
31 to 90 days	$99,849
Total ending balance	$99,849

The book adjusted carrying value and fair value of the collateral reinvested by the remaining contractual maturity is as follows:

	December 31,
	2019
	Book Adjusted Carrying Value	Fair Value
More than 3 years	$99,849	$99,989
Total	$99,849	$99,989

Reverse Repurchase Agreement Transactions Accounted for as Secured Borrowing
The Company participates in reverse repurchase agreements that use bilateral trades. As of December 31, 2019 the reverse repurchase agreements had maturities greater than three months to one year, and a maximum balance and ending balance of $85,000.

Bonds acquired under reverse repurchase agreements had an NAIC designation of 1 and a maximum balance, ending balance and fair value of $85,000 as of December 31, 2019. The recognized receivable for the return of securities collateral had a maximum balance and ending balance of $85,000 as of December 31, 2019.

As of December 31, 2019, securities pledged had a contractual maturity of greater than 90 days, and a maximum balance, ending balance and fair value of $282,043.

All reverse purchase agreements matured during 2020 and there were no outstanding balances as of December 31, 2020.

5.    Derivatives
The Company utilizes derivative instruments which may include the following:
Options: The Company has issued fixed indexed products. These contracts credit interest based on certain indices, primarily the Standard & Poor’s 500® Composite Stock Price Index (S&P). OTC option contracts, call options and call spreads are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. Upon exercise, the Company will receive the fair value of the call option. The parties with whom the Company enters into OTC option contracts are highly rated financial institutions where contracts are supported by collateral, which minimizes the credit risk associated with such contracts.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Interest Rate Swaps: The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and neither party makes principal payments.

Futures: Under exchange-traded futures contracts, the Company agrees to purchase a specified number of contracts with other parties and to post variation margin on a daily basis in an amount equal to the difference in the daily fair values of those contracts. Futures contracts are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. The clearing broker with whom the Company enters into exchange-traded futures are regulated futures commission merchants who are members of a trading exchange.

Currency Swaps: Foreign currency swaps are used by the Company to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets denominated in foreign currencies. With a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate calculated by reference to an agreed upon principal amount. The principal amount of each currency is exchanged at the termination of the currency swap by each party.
The currency swaps that the Company has not applied hedge accounting are recorded at fair value each reporting period with changes in fair value recorded as unrealized gains or losses and included in surplus in accordance with SSAP No. 86, Derivatives. Cash which is exchanged as the difference between fixed and floating interest rates is recognized in the statements of operations through investment income. If the contract is terminated prior to maturity, a realized gain or loss is reported in the statements of operations for the amount of cash exchanged in order to close the contract.

The Company has currency swaps in qualifying hedge relationships at December 31, 2020 and 2019. Currency swaps are accounted for as cash flow hedges.

Forwards: The Company uses foreign exchange forward contracts to hedge certain invested assets against movement in foreign currency. The price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. Foreign exchange forward contracts are utilized in non-qualifying hedging relationships.
Total Return Swaps: The Company purchases total rate of return swaps to gain exposure and benefit from a reference asset without actually having to own it. Total rate of return swaps are contracts in which one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of the underlying asset, which includes both the income it generates and any capital gains.

During 2020 and 2019, the Company did not recognize gains or losses resulting from any derivative instruments which previously qualified for hedge accounting that no longer qualify for hedge accounting (or which were ineffective for a portion of the year).

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
At December 31, 2020 and 2019, the Company’s outstanding derivative instruments, shown in notional or contract amounts and fair value, are summarized as follows:

	Contract or
	Notional Amount		Fair Value
	2020	2019	2020	2019
Derivative assets:
Options	$4,205,086	$4,847,603	$135,734	$143,758
Futures	572	765	2,170	2,836
Currency swaps	1,782,076	188,731	106,178	6,000
Forwards	198,335	158,447	10,180	1,879
Total return swaps	6,345	—	136	—
Derivative liabilities:
Options	1,773	521	47	45
Currency swaps	837,150	556,361	38,386	4,096
Forwards	1,704,522	720,135	21,559	10,394
Total return swaps	2,561	2,561	2	2

6.    Fair Value
Included in the financial statements are certain financial instruments carried at fair value.  Other financial instruments are periodically measured at fair value, such as certain bonds and preferred stock carried at the lower of cost or fair value.
The fair value of an asset and a liability is the amount at which that asset could be bought or sold and the liability could be transferred in a current transaction between willing parties, that is, other than in a forced or liquidation sale.
Determination of Fair Value
The following methods and assumptions were used by the Company in estimating fair value for financial instruments in the accompanying financial statements and notes thereto:
Bonds, preferred stocks, cash equivalents, short-term investments (bonds), and unaffiliated common stocks: Fair values of these investments are based on quoted market prices or commercially available pricing vendors, when available. If neither a quoted market price nor vendor price is available, the Company obtains broker quotes or utilizes an internally-developed model to estimate fair value.

In the case of privately placed corporate bonds, fair values are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments.

The fair values for unaffiliated common stock are derived based on the process described above, except for FHLB common stock, which is valued at par due to the nature of this privately issued stock.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Mortgage loans: The estimated net cash flows to maturity were discounted to derive an estimated fair value using a discount rate based on the loan’s remaining weighted average life and credit quality. Loans which have been restructured are valued primarily at the discounted estimated net cash flows to maturity. Loans that are in foreclosure or are significantly delinquent were valued at the underlying collateral value.
Policy loans, cash, cash equivalents and short-term investments (money market): The carrying amounts reported in the accompanying balance sheets for these instruments approximates fair value.

Derivative instruments: Fair values for derivative instruments included in both derivative assets and derivative liabilities are principally valued using an income approach with valuations principally provided by third party brokers. Counterparty credit risk is considered and incorporated in the Company's valuation process through counterparty credit rating requirements and monitoring of overall exposure.
Derivative collateral asset and liability: The carrying amounts reported in the accompanying balance sheets approximate fair value, as the collateral is held in cash.
Other invested assets: Partnership interests are valued based on the most recent net asset value (NAV) obtained from fund managers, adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. For fixed-rate and variable-rate investments, the carrying amounts reported in the accompanying balance sheets approximate fair value. Surplus notes are valued consistent with bonds, as discussed above. Certain assets included within other invested assets are valued based on cost.
Separate account assets: Assets held in separate accounts are reported at the quoted fair values of the underlying investments in the separate accounts. The underlying investments generally include mutual funds, short-term investments and cash, the valuations of which are based upon a quoted market price or commercially available pricing vendors.
Deposit-type contracts: Fair values of the Company’s liabilities under contracts not involving mortality or morbidity risks (principally, immediate annuities and supplementary contracts) are calculated by discounting best estimate cash flows based on mortality and market interest rate assumptions. Fair value of funding agreements are calculated by discounting future cash flows using market rates on the valuation date.
Repurchase agreements: Repurchase agreements are short-term in nature, therefore the carrying value approximates fair value.

Valuation Hierarchy
The Company's financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with significant unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:
Level 1 - Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.
Level 2 - Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
corroborated by market data for the term of the instrument.  Such inputs include market interest rates and volatilities, spreads and yield curves.
Level 3 - Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement.  Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.
Fair Value Measurements
The following tables provide information about the Company’s financial assets and liabilities which are measured and reported at fair value in the balance sheets:

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds: RMBS	$—	$—	$3,815	$3,815
Preferred stock - affiliated	—	—	3,958	3,958
Common stocks - unaffiliated	6,318	14,501	88	20,907
Derivative assets:
Options	—	135,734	—	135,734
Currency swaps	—	94,618	—	94,618
Futures	2,170	—	—	2,170
Forwards	—	10,180	—	10,180
Separate account assets	—	16,079	—	16,079
Total assets at fair value	$8,488	$271,112	$7,861	$287,461
Liabilities at fair value
Derivative liabilities:
Options	$—	$47	$—	$47
Forwards	—	21,559	—	21,559
Separate account liabilities	—	16,102	—	16,102
Total liabilities at fair value	$—	$37,708	$—	$37,708

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

	December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds: RMBS	$—	$—	$2,078	$2,078
Common stocks - unaffiliated	721	14,497	111	15,329
Derivative assets:
Options	—	143,758	—	143,758
Futures	2,836	—	—	2,836
Forwards	—	1,879	—	1,879
Separate account assets	—	14,426	—	14,426
Total assets at fair value	$3,557	$174,560	$2,189	$180,306
Liabilities at fair value
Derivative liabilities:
Options	$—	$45	$—	$45
Currency swaps	—	774	—	774
Forwards	—	10,394	—	10,394
Separate account liabilities	—	14,443	—	14,443
Total liabilities at fair value	$—	$25,656	$—	$25,656

The methodologies and inputs utilized in estimating the fair values of assets and liabilities measured and reported at fair value are reliant on the assumptions used. Fair value estimates are based on quoted market prices and commercially available vendor prices, when available. When those prices are not available, fair value is generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates the fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve some level of management estimation and judgment which may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect risk inherent in a particular methodology, model or input employed. For further discussion regarding which financial instruments are included at each applicable level, please refer to the “Fair Value of All Financial Instruments” section below.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Level 3 Reconciliation
The following tables summarize the changes in assets and liabilities classified as Level 3:

	Year Ended December 31, 2020
				Total Gains	Total Gains			Total
	Beginning	Transfers	Transfers	(Losses)	(Losses)			Ending
	Balance at	into	out of	Included in	Included in			Balance at
	January 1, 2020	Level 3	Level 3	Net Income	Surplus	Purchases	Sales	December 31, 2020
Assets
Bonds - RMBS	$2,078	$1,798	$—	$272	$363	$—	$696	$3,815
Preferred stock	—	3,636	—	—	322	—	—	3,958
Common stocks -
unaffiliated	111	—	—	—	(24)	1	—	88
Total assets	$2,189	$5,434	$—	$272	$661	$1	$696	$7,861

	Year Ended December 31, 2019
				Total Gains	Total Gains			Total
	Beginning	Transfers	Transfers	(Losses)	(Losses)			Ending
	Balance at	into	out of	Included in	Included in			Balance at
	January 1, 2019	Level 3	Level 3	Net Income	Surplus	Purchases	Sales	December 31, 2019
Assets
Bonds- RMBS	$—	$—	$—	$96	$(1,169)	$3,151	$—	$2,078
Common stocks -
unaffiliated	148	—	—	—	(37)	—	—	111
Total assets	$148	$—	$—	$96	$(1,206)	$3,151	$—	$2,189

Transfers
Transfers between fair value hierarchy levels are recognized at the end of the period in which the transfer occurs. Transfers into Level 3 represent securities which are carried at lower of cost or fair value resulting in periodic transfers into and out of Level 3 financial instruments which are characterized as carried at fair value.

Fair Value of All Financial Instruments
The aggregate fair value of the Company’s financial instruments and the level within the fair value hierarchy are presented in the following tables and with the related admitted values. Pursuant to SSAP No. 100, insurance contracts (other than deposit-type contracts) and affiliated common stocks have been excluded.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

	December 31, 2020
							Not
							Practicable
Type of Financial	Aggregate	Admitted					(Carrying
Instrument	Fair Value	Value	NAV[1]	Level 1	Level 2	Level 3	Value)
Assets
Bonds	$21,222,912	$20,298,631	$—	$2,917	$18,851,874	$2,368,121	$—
Preferred stocks	189,885	180,769	—	—	153,807	36,078	—
Common stocks - unaffiliated	20,907	20,907	—	6,318	14,501	88	—
Mortgage loans	3,943,959	3,868,233	—	—	—	3,943,959	—
Policy loans	2,124	2,124	—	—	2,124	—	—
Cash, cash equivalents and
short-term investments	1,343,509	1,343,466	—	1,327,483	16,026	—	—
Derivative assets
Options	135,734	135,734	—	—	135,734	—	—
Futures	2,170	2,170	—	2,170	—	—	—
Currency swaps	106,178	104,787	—	—	106,178	—	—
Forwards	10,180	10,180	—	—	10,180	—	—
Total return swaps	136	136	—	—	136	—	—
Derivative collateral asset	22,160	22,160	—	22,160	—	—	—
Other invested assets	1,850,171	1,841,933	1,296,824	—	68,512	484,835	—
Separate account assets	16,079	16,079	—	—	16,079	—	—
Total assets	$28,866,104	$27,847,309	$1,296,824	$1,361,048	$19,375,151	$6,833,081	$—
Liabilities
Deposit-type contracts	$375,156	$377,239	$—	$—	$—	$375,156	$—
Derivative liabilities
Options	47	47	—	—	47	—	—
Currency swaps	38,386	66,692	—	—	38,386	—	—
Forwards	21,559	21,559	—	—	21,559	—	—
Total return swaps	2	2	—	—	2	—	—
Derivative and other collateral	210,346	210,346	—	210,346	—	—	—
Total liabilities	$645,496	$675,885	$—	$210,346	$59,994	$375,156	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

	December 31, 2019
							Not
							Practicable
Type of Financial	Aggregate	Admitted					(Carrying
Instrument	Fair Value	Value	NAV[1]	Level 1	Level 2	Level 3	Value)
Assets
Bonds	$16,483,057	$15,921,950	$—	$13,292	$14,375,951	$2,093,814	$—
Preferred stocks	95,320	91,253	—	—	70,823	24,497	—
Common stocks - unaffiliated	15,329	15,329	—	721	14,497	111	—
Mortgage loans	3,334,318	3,231,419	—	—	—	3,334,318	—
Policy loans	2,777	2,777	—	—	2,777	—	—
Cash, cash equivalents and
short-term investments	1,145,440	1,145,027	—	759,893	283,411	102,136	—
Derivative assets
Options	143,758	143,758	—	—	143,758	—	—
Futures	2,836	2,836	—	2,836	—	—	—
Currency swaps	6,000	3,659	—	—	6,000	—	—
Forwards	1,879	1,879	—	—	1,879	—	—
Derivative collateral asset	7,750	7,750	—	7,750	—	—	—
Other invested assets	1,662,047	1,657,005	1,484,447	—	90,922	86,678	—
Separate account assets	14,426	14,426	—	—	14,426	—	—
Total assets	$22,914,937	$22,239,068	$1,484,447	$784,492	$15,004,444	$5,641,554	$—
Liabilities
Deposit-type contracts	$4,186,279	$4,070,027	$—	$—	$3,893,682	$292,597	$—
Derivative liabilities
Options	45	45	—	—	45	—	—
Currency swaps	4,096	22,913	—	—	4,096	—	—
Forwards	10,394	10,394	—	—	10,394	—	—
Total return swaps	2	2	—	—	2	—	—
Derivative collateral liability	162,072	162,072	—	162,072	—	—	—
Repurchase Agreements	99,849	99,849	—	—	99,849	—	—
Total liabilities	$4,462,737	$4,365,302	$—	$162,072	$4,008,068	$292,597	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Bonds, preferred stocks, unaffiliated common stocks, cash equivalents, short-term investments, and other invested assets (surplus notes): Bonds and unaffiliated common stocks classified as Level 1 use quoted prices on an active exchange. Bonds, unaffiliated common stocks, preferred stocks, cash equivalents, short-term investments, and surplus notes (included in other invested assets) classified as Level 2 are valued by commercially available vendors using observable inputs or inputs which can be corroborated by market data. Unaffiliated common stocks classified as Level 2 includes FHLB stock, which is carried at fair value and presumed to be at par value because it can only be redeemed by the bank. Bonds, preferred stocks, unaffiliated common stocks and surplus notes classified as Level 3 are valued using broker quotes or internal models containing significant unobservable inputs.

Mortgage loans: Mortgage loans classified as Level 3 are primarily valued based on estimated net cash flows to maturity, discounted at a rate based on the loan’s remaining weighted average life and credit quality, which contains significant unobservable inputs.

Policy loans: The fair value of policy loans classified as Level 2 is equal to the carrying value of the loans, which are collateralized by the cash surrender value of the associated insurance contract.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

Derivative assets and derivative liabilities: Derivatives classified as Level 1 are valued using quoted market prices on active exchanges. Derivatives classified as Level 2 are valued based on broker quotes corroborated through internal modeling using market observable data.

Cash, short-term investments, and derivative collateral asset and liability: The fair value of cash, short-term investments (excluding those short-term investments classified as Level 2 described above), and derivative collateral (which is held entirely in cash) classified as Level 1 are valued using quoted market prices and carrying value approximates fair value.

Other invested assets (excluding surplus notes): For fixed-rate and variable-rate investments included in other invested assets classified as Level 3, fair value approximates the carrying value in the accompanying balance sheets. Certain assets included within other invested assets classified as Level 3 are valued based on cost. Joint venture and partnership interests included within other invested assets are not classified in the fair value hierarchy and are measured at NAV, which is the practical expedient in determining fair value. NAV is adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. At December 31, 2020, the Company has $775,325 unfunded commitments to invest in these joint venture and partnership interests.

Separate account assets - variable products: Separate account assets classified as Level 2 are valued based on the fair value of the underlying funds.

Deposit-type contracts: Deposit-type contracts classified as Level 3 include SPIA, supplemental contracts, and group pension contracts. Fair value of SPIA, supplemental contracts, and group pension are calculated by discounting best estimate cash flows based on mortality and market interest rate assumptions. Fair value of funding agreements are calculated by discounting future cash flows using market rates on the valuation date, and are classified as Level 2.

Repurchase agreements - The carrying value of the repurchase agreements liability approximates fair value and is reported as Level 2.

7.    Reinsurance
Reinsurance allows life insurance companies to share risk on a case-by-case or aggregated basis with other insurance and reinsurance companies.  The Company generally reinsures the majority of inforce and all future annuity business, after the impacts of all other reinsurance are applied, on a quota share modified coinsurance basis to Athene Annuity Re Ltd. (AARe), an affiliated reinsurer domiciled in Bermuda. Under modified coinsurance, all assets and liabilities are retained by the ceding company, and the reinsurer is required to indemnify the ceding company on the reinsurer’s share of the assets and liabilities. In addition, the Company's funding agreements are reinsured on a coinsurance funds withheld basis to AARe. Any life insurance blocks previously written by the Company are generally sold or completely reinsured to another life insurance company.
The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements for the years ended December 31, 2020 and 2019 by the following amounts:

	2020	2019

Premiums	$1,940,152	$5,257,671
Policy and contract liabilities	1,694,721	1,785,887

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Life insurance inforce ceded to nonaffiliated companies under risk sharing arrangements at December 31, 2020 and 2019, totaled $14,851,702 and $16,306,580, respectively. The Company enters into trust agreements with reinsurers as security in support of the reserves ceded to these reinsurers.

The following table illustrates the amounts the Company assumed under reinsurance treaties for the years ended December 31, 2020 and 2019:

	2020	2019

Premiums	$2,294,711	$6,365,953
Policy and contract liabilities	19,075,099	17,442,397
The Company recorded reinsurance recoveries in the amount of $425,816 and $388,110 during 2020 and 2019, respectively.
Gains on cession of inforce blocks of business are to be accounted for in accordance with Appendix A-791 of the NAIC Accounting Practices and Procedures Manual which requires that any increase in surplus (net of federal income tax) resulting from reinsurance agreements entered into or amended which involve the reinsurance of business issued prior to the effective date of the agreements shall be deferred and identified separately as a surplus item by the ceding company.  Subsequent recognition of the surplus increase as income shall be reflected on a net of tax basis as earnings emerge from the business reinsured.  Based on the emergence of earnings of previous reinsurance of inforce blocks of business in 2020 and 2019, $3,753 and $3,236, respectively, was amortized into income.
The Company is liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the assuming companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk. The Company is not aware of any material issues surrounding the financial condition of its reinsurers.
Annuity Reinsurance
Effective October 1, 2020, Royal Neighbors of America (RNA) recaptured a coinsurance agreement with the Company originally entered into on January 1, 2016. The agreement assumed a variable quota share of RNA’s multi-year guaranteed annuity (MYGA) business issued on or after the effective date of the treaty. The Company had a retrocession modified coinsurance agreement to cede 80% of the assumed annuity business to AARe. Assumed reserves recaptured by RNA were $27,599 as of October 1, 2020, of which $22,079 represented modified coinsurance reserves ceded to AARe. Assumed reserves were $27,670 at December 31, 2019, of which $22,136 represented modified coinsurance reserves ceded to AARe.

Effective July 1, 2020, Massachusetts Mutual Life Insurance Company (Mass Mutual) recaptured a coinsurance agreement with the Company originally entered into on September 1, 2018. The agreement assumed a 50% quota share of certain MYGA policies issued or renewed by Mass Mutual on or after the effective date of the treaty. The Company had a retrocession modified coinsurance agreement to cede 80% of this business to AARe. Assumed reserves recaptured by Mass Mutual were $4,981,860 as of June 30, 2020 of which $3,985,408 represented modified coinsurance reserves ceded to AARe. Assumed reserves were $2,643,425 at December 31, 2019, of which $2,114,740 represented modified coinsurance reserves ceded to AARe.

Effective January 1, 2020, the Company recaptured a modified coinsurance agreement originally entered into with ALRe on April 1, 2015. The agreement ceded 100% of all inforce and future funding agreements. Modified coinsurance reserves ceded to ALRe for this agreement were $3,778,182 as of December 31, 2019. The Company subsequently entered into a coinsurance funds withheld agreement with AARe

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
effective January 1, 2020 to cede a quota share of all inforce and certain future funding agreements. The Company has taken a reserve credit of $7,943,991 as of December 31, 2020. Funds held under reinsurance for this agreement were $7,950,515 as of December 31, 2020.

Effective June 1, 2020, the Company entered into another coinsurance funds withheld agreement with AARe to cede a quota share of certain future funding agreements. There was no business ceded through this reinsurance agreement as of December 31, 2020.

Effective July 1, 2019, the Company in conjunction with ReliaStar Life Insurance Company (RLI), allowed for the recapture of a modified coinsurance agreement originally entered into on June 1, 2018 with RLI. This agreement assumed a 20% quota share of an existing block of fixed annuity business issued by RLI. Modified coinsurance reserves that were recaptured by RLI were $82,672 as of July 1, 2019.

Effective September 17, 2018, the Company entered into a quota share coinsurance agreement with Brighthouse Life Insurance Company (Brighthouse) to assume an 80% quota share of certain MYGA policies issued by Brighthouse on or after the effective date of the treaty.  The Company retrocedes 80% of this business to AARe. Assumed reserves were $1,271,099 and $244,148 at December 31, 2020 and 2019, respectively, of which $1,016,879 and $195,318 represented modified coinsurance reserves ceded to AARe at December 31, 2020 and 2019, respectively.
Effective September 17, 2018, the Company entered into a quota share coinsurance agreement with Brighthouse Life Insurance Company of New York (BLICNY) to assume an 80% quota share of certain MYGA policies issued by BLICNY on or after the effective date of the treaty.  No covered policies were issued through December 31, 2020.

Effective June 1, 2018, the Company entered into two quota share reinsurance agreements, one coinsurance and one modified coinsurance, with Venerable Insurance and Annuity Company (VIAC) to assume a 20% quota share of all fixed annuity business issued by VIAC prior to the effective date of the treaty. Assumed reserves on the coinsurance treaty were $2,647,018 and $2,903,990 at December 31, 2020 and 2019, respectively, and modified coinsurance reserves held at VIAC for business assumed by the Company were $70,626 and $75,510 at December 31, 2020 and 2019, respectively.

Effective June 1, 2018, the Company entered into a quota share coinsurance agreement with VIAC to assume a 20% quota share of all guaranteed minimum income benefit rider policies issued by VIAC on or after the effective date of the treaty.  Assumed reserves were $261,524 and $130,879 at December 31, 2020 and 2019, respectively.

Effective January 1, 2018, the Company entered into a coinsurance agreement with AAIA to assume 50% of all retail annuity business issued by AAIA on or after January 1, 2018. The Company subsequently entered into a retrocession modified coinsurance agreement with AARe effective January 1, 2018 to cede an 80% quota share of this AAIA retail annuity business. Assumed reserves were $10,082,483 and $6,641,849 at December 31, 2020 and 2019, respectively, of which $8,065,987 and $5,313,479 represented modified coinsurance reserves ceded to AARe at December 31, 2020 and 2019, respectively.

Effective August 1, 2017, the Company entered into a variable quota share coinsurance agreement with The Lincoln National Life Insurance Company (LNL) to assume a percentage of LNL’s MYGA and fixed indexed annuity business issued on or after the effective date of the treaty.  The Company retrocedes 80% of the assumed business to AARe under a modified coinsurance agreement. Assumed reserves were $1,703,656 and $1,672,208 at December 31, 2020 and 2019, respectively, of which $1,362,925 and $1,337,766 represented modified coinsurance reserves ceded at December 31, 2020 and 2019, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Effective December 31, 2012, the Company entered into a coinsurance funds withheld agreement to assume 90% of AANY's annuity business. The Company retrocedes 89% of this block to AARe under a modified coinsurance agreement. Assumed reserves were $2,224,789 and $2,175,605 at December 31, 2020 and 2019, respectively, of which $1,980,062 and $1,936,288 represented modified coinsurance reserves ceded at December 31, 2020 and 2019, respectively.
Effective November 1, 2012, the Company entered into a coinsurance agreement with Liberty Bankers Life Insurance Company to assume 100% of an annuity block of business. The Company retrocedes 80% of this block to AARe under a modified coinsurance agreement. Assumed reserves were $123,456 and $144,633 at December 31, 2020 and 2019, respectively, of which $98,765 and $115,706 represented modified coinsurance reserves ceded at December 31, 2020 and 2019, respectively.
On December 16, 2011, the Company entered into an agreement with Transamerica Life Insurance Company to assume on a coinsurance basis 28.3% of a certain block of deferred annuity business. The Company retrocedes 80% of the assumed annuity business to AARe under a modified coinsurance agreement. Assumed reserves were $501,734 and $569,525 at December 31, 2020 and 2019, respectively, of which $401,387 and $455,620 represented modified coinsurance reserves ceded at December 31, 2020 and 2019, respectively.
Effective January 1, 2018, the Company entered into a modified coinsurance agreement with AARe to cede 80% of the inforce and future annuity business of the Company.  Modified coinsurance reserves ceded under this agreement were $2,105,876 and $2,398,983 at December 31, 2020 and 2019, respectively.

Effective April 1, 2014, the Company entered into a reinsurance agreement with STAR to assume a 20% quota share of a block of annuities under a coinsurance funds withheld reinsurance agreement. The reserves assumed under the treaty totaled $217,489 and $221,120 at December 31, 2020 and 2019, respectively.
Life Reinsurance
On April 29, 2011, the Company reinsured substantially all of its life and health business, primarily to Protective Life Insurance Company under a coinsurance agreement. As of December 31, 2020 and 2019, the Company recognized a reserve credit of $1,374,406 and $1,415,590, respectively, on this business.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
8.    Life, Annuity and Deposit-Type Actuarial Reserves
Withdrawal characteristics of annuity and deposit-type actuarial reserves are as follows:

Individual Annuities

	December 31, 2020
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$14,089,304	$—	$—	$14,089,304	66.5%
At book value, less surrender
charge of 5% or more	1,221,380	—	—	1,221,380	5.8
At fair value	—	3,890	—	3,890	—
Total with market value
adjustment or at fair value	15,310,684	3,890	—	15,314,574	72.3
At book value without adjustment
(minimal or no charge or adjustment)	5,044,759	—	—	5,044,759	23.8
Not subject to discretionary withdrawal	831,265	—	—	831,265	3.9
Total (gross: direct + assumed)	21,186,708	3,890	—	21,190,598	100.0%
Less: Reinsurance ceded	(7,674)	—	—	(7,674)
Total (net)	$21,179,034	$3,890	$—	$21,182,924

The amount included above in the at book value, less surrender charge of 5% or more line that will move to the at book value without adjustment line for the first time within the year subsequent to the balance sheet date is $255,855.

	December 31, 2019
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$11,168,472	$—	$—	$11,168,472	56.0%
At book value, less surrender
charge of 5% or more	3,864,504	—	—	3,864,504	19.3
At fair value	—	3,178	—	3,178	—
Total with market value
adjustment or at fair value	15,032,976	3,178	—	15,036,154	75.3
At book value without adjustment
(minimal or no charge or adjustment)	4,121,848	—	—	4,121,848	20.6
Not subject to discretionary withdrawal	820,893	—	—	820,893	4.1
Total (gross: direct + assumed)	19,975,717	3,178	—	19,978,895	100.0%
Less: Reinsurance ceded	(8,117)	—	—	(8,117)
Total (net)	$19,967,600	$3,178	$—	$19,970,778

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Group Annuities

	December 31, 2020
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$47,661	$—	$—	$47,661	37.3%
At book value, less surrender
charge of 5% or more	19	—	—	19	—
Total with market value
adjustment or at fair value	47,680	—	—	47,680	37.3
At book value without adjustment
(minimal or no charge or adjustment)	12,281	—	—	12,281	9.6
Not subject to discretionary withdrawal	68,024	—	—	68,024	53.1
Total (gross: direct + assumed)	127,985	—	—	127,985	100.0%
Less: Reinsurance ceded	(2,290)	—	—	(2,290)
Total (net)	$125,695	$—	$—	$125,695

	December 31, 2019
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$50,045	$—	$—	$50,045	37.1%
At book value, less surrender
charge of 5% or more	2,337	—	—	2,337	1.7
Total with market value
adjustment or at fair value	52,382	—	—	52,382	38.8
At book value without adjustment
(minimal or no charge or adjustment)	10,997	—	—	10,997	8.1
Not subject to discretionary withdrawal	71,564	—	—	71,564	53.1
Total (gross: direct + assumed)	134,943	—	—	134,943	100.0%
Less: Reinsurance ceded	(2,337)	—	—	(2,337)
Total (net)	$132,606	$—	$—	$132,606

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

Deposit-Type Contracts (no life contingencies)

	December 31, 2020
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
At book value without adjustment
(minimal or no charge or adjustment)	$13,070	$—	$—	$13,070	0.2%
Not subject to discretionary withdrawal	8,326,549	—	—	8,326,549	99.8
Total (gross: direct + assumed)	8,339,619	—	—	8,339,619	100.0%
Less: Reinsurance ceded	(7,962,380)	—	—	(7,962,380)
Total (net)	$377,239	$—	$—	$377,239

	December 31, 2019
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
At book value without adjustment
(minimal or no charge or adjustment)	$19,470	$—	$—	$19,470	0.5%
Not subject to discretionary withdrawal	4,069,112	—	—	4,069,112	99.5
Total (gross: direct + assumed)	4,088,582	—	—	4,088,582	100.0%
Less: Reinsurance ceded	(18,555)	—	—	(18,555)
Total (net)	$4,070,027	$—	$—	$4,070,027
A reconciliation of total annuity and deposit-type actuarial reserves is as follows:

	December 31,
	2020	2019

Annuity reserves	$21,051,190	$19,920,696
Supplementary contracts with life contingencies	253,539	179,510
Deposit-type contracts	377,239	4,070,027
Annuity reserves - variable annuity separate account	3,890	3,178
Total annuity and deposit-type actuarial reserves	$21,685,858	$24,173,411

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Account value, cash value and reserves for life insurance by withdrawal characteristics is as follows:

	December 31, 2020
	General Account			Separate Account - Nonguaranteed

	Account	Cash		Account	Cash
	Value	Value	Reserve	Value	Value	Reserve
Subject to discretionary withdrawal,
surrender values, or policy loans:
Term policies with cash value	$—	$1,524	$2,033	$—	$—	$—
Universal life	577,011	585,434	605,729	—	—	—
Indexed universal life	1,011	942	1,012
Other permanent cash value life
insurance	1,195	678,230	756,434	—	—	—
Variable universal life	1,103	1,103	1,105	12,188	12,188	12,211
Miscellaneous Reserves	—	—	15	—	—	—
Not subject to discretionary
withdrawal or no cash values:
Term Policies without cash value	—	—	233,847	—	—	—
Accidental death benefits	—	—	3,836	—	—	—
Disability - active lives	—	—	4,383	—	—	—
Disability - disabled lives	—	—	10,206	—	—	—
Miscellaneous reserves	—	—	6,622	—	—	—
Total (gross: direct + assumed)	580,320	1,267,233	1,625,222	12,188	12,188	12,211
Less: Reinsurance ceded	(578,210)	(1,265,123)	(1,623,036)	—	—	—
Total (net)	$2,110	$2,110	$2,186	$12,188	$12,188	$12,211

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

	December 31, 2019
	General Account			Separate Account - Nonguaranteed

	Account	Cash		Account	Cash
	Value	Value	Reserve	Value	Value	Reserve
Subject to discretionary withdrawal,
surrender values, or policy loans:
Universal life	$593,431	$601,256	$621,975	$—	$—	$—
Indexed universal life	1,014	932	1,014
Other permanent cash value life
insurance	1,281	697,895	779,997	—	—	—
Variable universal life	1,560	1,560	1,562	11,247	11,247	11,265
Miscellaneous Reserves	—	—	14	—	—	—
Not subject to discretionary
withdrawal or no cash values:
Term Policies without cash value	—	—	282,285	—	—	—
Accidental death benefits	—	—	4,054	—	—	—
Disability - active lives	—	—	4,017	—	—	—
Disability - disabled lives	—	—	10,737	—	—	—
Miscellaneous reserves	—	—	7,471	—	—	—
Total (gross: direct + assumed)	597,286	1,301,643	1,713,126	11,247	11,247	11,265
Less: Reinsurance ceded	(594,632)	(1,298,988)	(1,710,398)	—	—	—
Total (net)	$2,654	$2,655	$2,728	$11,247	$11,247	$11,265

A reconciliation of total life actuarial reserves is as follows:

	December 31,
	2020	2019

Life insurance	$2,181	$2,723
Disability - active lives	4	4
Disability - disabled lives	1	1
Life reserves - variable life separate account	12,211	11,265
Total life actuarial reserves	$14,397	$13,993

As of December 31, 2020 and 2019, the Company had insurance inforce of $584,783 and $662,623, respectively, for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of Delaware. Reserves to cover this shortfall in premium were $6,557 and $7,388 at December 31, 2020 and 2019, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
9.    Borrowed Money and Funding Agreements
AUSA is the holder of a five-year, Unsecured Revolving Promissory Note dated May 1, 2016 (the Promissory Note) with a maximum principal amount not to exceed $200,000, among AUSA and certain of its subsidiaries, including the Company. The Promissory Note was approved by the Delaware Department. Interest accrues on the principal balance from time to time outstanding at a rate per annum equal to 1 month London Interbank Offered Rate (LIBOR) + 162.5 basis points and is paid in arrears quarterly on the last day of each March, June, September and December, and on any day any portion of the principal balance is repaid or prepaid.  No amount was drawn under the Promissory Note during the years ended December 31, 2020 and 2019. As such, no interest was paid by the Company during the years ended December 31, 2020 and 2019.
During 2020, the Company established a secured funding agreement backed repurchase agreement (FABR) program, in which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special purpose entity to purchase funding agreements from the Company.

The Company has entered into a purchase agreement, pursuant to which Athene Global Funding, a special-purpose, non-affiliated statutory-trust may offer senior secured medium-term notes under a funding agreement backed notes (FABN) program.  The authorized program amount of $15,000,000 may be increased from time to time, subject to compliance with the relevant provisions of amendments to the original purchase agreement.  Athene Global Funding uses the net proceeds from the sale of each series of medium-term notes to purchase one or more funding agreements issued from the Company and AAIA.

On December 18, 2015, the Company issued four funding agreements totaling €115,000 to Athora Lebensversicherung AG (ALV), an affiliated German company.

During 2019, the Company became a member of the FHLB of Des Moines and is eligible to borrow under variable-rate short-term federal fund arrangements to provide additional liquidity. Total available borrowings are determined by the amount of collateral pledged, but cannot exceed 20% to 40% of the Company's total assets dependent upon the internal credit rating. The Company did not participate in short-term federal funds borrowing during 2020 or 2019 and thus did not incur interest expense during 2020 or 2019.

As a part of these agreements, the Company holds $10,000 in FHLB of Des Moines B Membership Stock. The Class B Membership Stock is not eligible for redemption. The Company has posted collateral to the FHLB of Des Moines with a book adjusted carrying value of $5,002 and fair value of $4,993 at December 31, 2020.

During 2016, the Company's predecessor by merger, Athene Life Insurance Company (ALIC), provided the FHLB of Indianapolis with notice of its withdrawal of membership. The merger of ALIC effective December 31, 2018 terminated ALIC's membership in the FHLB of Indianapolis. The Company holds $4,491 in FHLB of Indianapolis Class B Membership Stock which is available for redemption on August 12, 2021.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The following table presents details of the outstanding funding agreement contracts issued by the Company as of December 31, 2020:

Funding Agreement	Face	Credited
Type	Amount	Interest Rate	Issue Date	Maturity Date

FABN	$600,000	1.20%	October 15, 2020	October 13, 2023
FABN	299,435	0.85%	October 14, 2020	October 14, 2025
FABN	392,866	2.10%	September 24, 2020	September 24, 2025
FABN	610,750	1.13%	September 2, 2020	September 2, 2025
FABN	100,000	2.45%	August 27, 2020	August 20, 2027
FABN	550,000	2.45%	August 21, 2020	August 20, 2027
FABR	500,000	Floating	August 5, 2020	August 5, 2025
FABN	300,000	2.55%	June 29, 2020	June 29, 2025
FABN	610,750	1.88%	June 23, 2020	June 23, 2023
FABN	50,000	2.80%	June 16, 2020	May 26, 2023
FABN	450,000	2.80%	May 27, 2020	May 26, 2023
FABN	625,000	2.50%	January 14, 2020	January 14, 2025
FABN	500,000	2.95%	November 12, 2019	November 12, 2026
FABN	200,000	2.75%	August 22, 2019	June 25, 2024
FABN	300,000	2.75%	June 25, 2019	June 25, 2024
FABN	200,000	Floating	September 21, 2017	July 1, 2022
FABN	400,000	3.00%	September 21, 2017	July 1, 2022
FABN	350,000	Floating	July 3, 2017	July 1, 2022
FABN	350,000	3.00%	July 3, 2017	July 1, 2022
FABN	600,000	4.00%	January 25, 2017	January 25, 2022
ALV	54,967	1.55%	December 18, 2015	December 18, 2021
ALV	36,645	2.30%	December 18, 2015	December 18, 2025
ALV	30,538	2.86%	December 18, 2015	December 18, 2030
Total	$8,110,951

The direct reserve established by the Company for funding agreements was $7,943,991 and $3,778,182 at December 31, 2020 and 2019, respectively. These are included in reserves for deposit-type contracts, net of reinsurance, on the balance sheets. The Company uses these funds in an investment spread strategy. As such, the Company applies SSAP No. 52, Deposit Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company's strategy to utilize these funds for operations, and any funds obtained for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money.

The Company incurred interest expense of $124,590 and $101,723 on funding agreements during the years ended December 31, 2020 and 2019, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

The scheduled maturities of the funding agreements are as follows:

2021	$54,967
2022	1,900,000
2023	1,710,750
2024	500,000
2025	2,764,696
Thereafter	1,180,538
Total	$8,110,951

As discussed in Note 7, the Company's funding agreements are ceded to AARe under a coinsurance funds withheld agreement.

10.    Federal Income Taxes
The Company files as a member of a consolidated federal income tax return. The Company has a written tax sharing agreement (Tax Allocation Agreement) with certain of its affiliated companies that sets forth the manner in which the total combined federal income tax is allocated to each entity that is a party to the consolidation. Allocation of tax benefits is based on separate returns. Losses are paid at the time used in the consolidated return.
Under the tax sharing agreement, any tax period of the affiliated group must be calculated in accordance with NY Circular Letter 1979-33. The tax charge to each New York insurer under the agreement shall not be more than it would have paid if it had filed on a separate return basis. As a result, for any tax attributes a New York insurer can use on a separate return basis not currently used by the consolidated group, the future tax benefit of those tax attributes are transferred to the Company until such time they can be utilized by the consolidated group. In the Company's statement of changes in capital and surplus, the increase in surplus of $11 as of December 31, 2020 represents the current tax impact of the New York tax sharing agreement. The deferred tax expense from the New York tax sharing agreement is reported in the change in net deferred income tax line. Since the current and deferred tax impacts of the New York tax sharing agreement offset, the New York tax sharing agreement has no net impact on the Company’s capital and surplus.
Current income taxes incurred consist of the following major components:

	Years Ended December 31,
	2020	2019

Federal income tax (benefit) expense on operations	$(79,572)	$87,906
Federal income tax expense on net realized capital gains (losses)	54,330	16,011
Federal income tax expense on operations - prior period adjustments	452	—
Total current federal income tax (benefit) expense	$(24,790)	$103,917

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The Company determines admitted DTAs under paragraph 11 of SSAP No. 101, which allows a DTA to be admitted where existing deductible temporary differences are expected to be realized within three years of the balance sheet date. DTAs are limited to:

1.The amount of federal capital gains taxes paid in prior years that can be recovered through capital loss carrybacks, not to exceed three years, including any amounts established in accordance with the provision of SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets.

2.If risk based capital thresholds described in paragraph 11.b. of SSAP No. 101 are exceeded, paragraph 11.b.i. allows a reporting entity to admit DTAs that are expected to be realized within three years of the balance sheet date, subject to a 15% limitation of adjusted capital and surplus described in paragraph 11.b.ii. Since the Company’s Risk Based Capital Authorized Control Level without regard to admitted DTAs is greater than 300%, the applicable period is three years and the applicable percentage is 15% as of December 31, 2020, plus

3.Any remaining DTAs can be offset against existing DTLs after due consideration of character and reversal patterns of temporary differences.

Adjusted gross DTAs exceeding the above limitations are nonadmitted.

Pursuant to SSAP No. 101, paragraph 7.e., gross DTAs are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the gross DTAs will not be realized. The Company expects to fully realize all of its DTAs. As of December 31, 2020 and 2019, the Company has not established a valuation allowance against DTAs.

The admitted DTAs are summarized as follows:

	December 31, 2020		December 31, 2019
	Limitation	Admitted	Limitation	Admitted

Realization per 11.b.i. - applicable period limitation	$53,781		$48,223
Realization per 11.b.ii. - applicable percentage
limitation	246,544		221,617
Admitted pursuant to lesser of 11.b.i. or 11.b.ii -
realization test		53,781		48,223
Admitted pursuant to 11.c. - DTL offset		144,476		114,662
Total admitted adjusted gross DTA		$198,257		$162,885
The Authorized Control Level Risk-Based Capital (excluding DTAs) percentage used for determining the above applicable period limitation and applicable percentage limitation was 832% and 841% for the years ended December 31, 2020 and 2019, respectively.

No tax planning strategies have been used to recognize net admitted DTAs.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The tax effects of temporary differences that give rise to DTAs and DTLs are as follows:

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
DTAs
Policyholder reserves	$144,326	$—	$144,326	$145,427	$—	$145,427	$(1,101)	$—	$(1,101)
Investments	6,526	1,011	7,537	11,626	1,444	13,070	(5,100)	(433)	(5,533)
Deferred acquisition costs	38,122	—	38,122	42,634	—	42,634	(4,512)	—	(4,512)
Policyholder dividends
accrual	7	—	7	7	—	7	—	—	—
Tax goodwill	1,077	—	1,077	1,273	—	1,273	(196)	—	(196)
Other (Including items <5%
of total ordinary tax assets)	20,560	—	20,560	14,646	—	14,646	5,914	—	5,914
Total gross DTAs	210,618	1,011	211,629	215,613	1,444	217,057	(4,995)	(433)	(5,428)
Nonadmitted DTAs	(13,372)	—	(13,372)	(54,172)	—	(54,172)	40,800	—	40,800
Admitted DTAs	197,246	1,011	198,257	161,441	1,444	162,885	35,805	(433)	35,372
DTLs
Investments	(111,328)	(6,175)	(117,503)	(61,704)	(22,263)	(83,967)	(49,624)	16,088	(33,536)
Policyholder reserves	(25,517)	—	(25,517)	(28,744)	—	(28,744)	3,227	—	3,227
Other liabilities	(1,456)	—	(1,456)	(1,951)	—	(1,951)	495	—	495
Total DTLs	(138,301)	(6,175)	(144,476)	(92,399)	(22,263)	(114,662)	(45,902)	16,088	(29,814)
Net admitted DTA	$58,945	$(5,164)	$53,781	$69,042	$(20,819)	$48,223	$(10,097)	$15,655	$5,558

The change in net deferred income taxes is comprised of the following (this analysis is exclusive of the tax effect of unrealized capital gains and losses as the deferred taxes on unrealized gains and losses are reported separately from the change in net deferred income taxes in the statements of changes in capital and surplus):

	December 31,	December 31,
	2020	2019	Change

Adjusted gross deferred tax assets	$211,629	$217,057	$(5,428)
Total gross deferred tax liabilities	(144,476)	(114,662)	(29,814)
Adjusted deferred tax assets in excess of
deferred tax liabilities	$67,153	$102,395	(35,242)
Tax effect of unrealized gains and losses			36,765
Change in net deferred income tax			$1,523

Nonadmitted deferred tax assets decreased by $40,800 and increased by $54,172 for the years ended December 31, 2020 and 2019, respectively.

No unrecognized DTL exists for temporary differences related to investments in foreign subsidiaries or foreign corporate joint ventures that are essentially permanent in duration.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The provision for federal income tax incurred is different from that which would be obtained by applying the enacted federal income tax rate to income before taxes. The significant items causing these differences are as follows:

	Year Ended December 31, 2020		Year Ended December 31, 2019
		Effective		Effective
	Amount	Tax Rate	Amount	Tax Rate

Net gain from operations	$43,025		$13,326
Realized capital (loss) gain on investments	(17,818)		349
Total statutory gain	$25,207		$13,675
Statutory tax expense at enacted rate	$5,293	21.0%	$2,872	21.0%
Permanent differences:
Interest maintenance reserve amortization	(174)	(0.7)%	1,357	9.9%
Nontaxable income	(217)	(0.9)%	(302)	(2.2)%
Affiliate expenses	(76)	(0.3)%	(14)	(0.1)%
Nondeductible expenses	29	0.1%	4	—%
Change in nonadmitted assets	(1,541)	(6.1)%	(1,022)	(7.5)%
Specific reserves in surplus	(1,754)	(7.0)%	(2,204)	(16.1)%
Unrealized loss ceded	(32,914)	(130.5)%	(21,483)	(157.0)%
Unrealized gain - options	495	2.0%	22,083	161.5%
Reinsurance adjustment A-791	(788)	(3.1)%	(679)	(5.0)%
Tax rate change	—	—%	1,410	10.3%
NY tax sharing agreement	—	—%	1,176	8.6%
Other permanent adjustments	452	1.8%	439	3.2%
Prior period adjustments	4,882	19.4%	61	0.4%
Total effective income tax (benefit) expense	$(26,313)	(104.3)%	$3,698	27.0%

Current federal income tax (benefit) expense	$(25,242)	(100.1)%	$103,917	759.9%
Current federal income tax expense -
prior period adjustments	452	1.8	—	—
Change in net deferred income tax	(1,523)	(6.0)	(100,219)	(732.9)
Total effective income tax (benefit) expense	$(26,313)	(104.3)%	$3,698	27.0%

The Company has no tax attribute carryforwards at December 31, 2020.

The Company has $0, $30,830 and $0 of federal capital gains tax from 2020, 2019 and 2018, respectively, available for recovery in the event of future capital losses. The Company has incurred no Repatriation Transition tax. The Company has no Alternative Minimum Tax Credit Carryforwards.

In accordance with SSAP No. 101, the Company follows SSAP No. 5R to utilize a “more likely than not (likelihood of more than fifty percent)” approach to compute its liability for tax contingencies. No liability for tax contingencies has been recorded as the Company does not have any material items requiring establishment of a loss contingency or disclosure under SSAP No. 5R. Interest and penalties associated with recognized tax contingencies would be recognized within the income tax expense line in the statements of operations. Accrued interest and penalties would be included in the related tax liability line in the balance sheets.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
Federal income tax of $9,174 and $13,808 is due to affiliates at December 31, 2020, and 2019, respectively, pursuant to the Tax Allocation Agreement.

As of December 31, 2020 and 2019, the Company has no unrecognized deferred tax liabilities.

There were no deposits reported as admitted assets under Section 6603 of the Internal Revenue Code as of December 31, 2020 or 2019.

The following entities are included in the consolidated federal income tax return as of December 31, 2020:

Athene USA Corporation
Athene Annuity and Life Company
Athene Annuity & Life Assurance Company
Athene Annuity & Life Assurance Company of New York
Athene Annuity Re Ltd.
Athene Assignment Corporation
Athene Life Insurance Company of New York
Athene London Assignment Corporation
Athene Re USA IV, Inc.
Centralife Annuities Services, Inc
P.L. Assigned Services
Structured Annuity Reinsurance Company

The Company files tax returns in U.S. federal and various state jurisdictions. The Company is a member of the AADE consolidated group for tax periods through December 31, 2018. The IRS is currently examining the AADE consolidated group for the tax periods ending December 31, 2017 and December 31, 2015. The Company is no longer subject to examinations by any federal or state tax authorities for years before 2015 and is not currently under exam by any state taxing authority. The Company is a member of the AUSA consolidated group for all periods beginning January 1, 2019. The Company's predecessor by merger, ALIC, filed income tax returns with the U.S. federal government and the State of Indiana. ALIC is not subject to U.S. federal and state tax examinations by tax authorities for years prior to 2016.

The Company does not hold any transferable or non-transferable state tax credits gross of any related tax liabilities.

11.    Related Party Transactions
The Company cedes a quota share on multiple treaties of annuity and funding agreement business to AARe. The Company also assumes a quota share of annuity business from its direct subsidiary AAIA, indirect subsidiaries AANY and STAR and from an affiliated entity, VIAC. Refer to Note 7 for details on these reinsurance agreements.
The Company is party to an investment management agreement with Apollo Insurance Solutions Group, LP (ISG), under which ISG agrees to provide asset management services, in exchange for management fees. ISG is a subsidiary of AGM. Pursuant to the agreement, the Company pays ISG 30 basis points per annum on the Company's managed assets. The Company incurred expense of $75,913 and $58,918 in 2020 and 2019, respectively, for asset management fees under the agreement.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
The Company is party to Shared Services and Cost Sharing Agreements with Athene Employee Services LLC (AES), ISG, AHL, AUSA, AAIA, and certain other affiliated companies, pursuant to which each party thereto agrees to provide certain financial, legal and other services to the other parties. Under these agreements, the Company incurred expense of $14,079 and $13,658 during 2020 and 2019, respectively.
Some employees of AES and AAIA participate in one or more Share Award Agreements (the Agreements) sponsored by AHL for which the Company has no legal obligation. Salary expense of AES and AAIA is partially allocated to the Company through the Shared Services Agreement. Under SSAP No. 104R, Share-Based Payments, the stock compensation expense associated with the Agreements that would have been allocated to the Company is required to be recorded as a capital contribution to the reporting entity. The Company has allocated the stock compensation expense associated with the Agreements based on the same methodology as the Shared Services Agreement. In accordance with SSAP No. 104R, the Company incurred expense and recorded a capital contribution under the Agreements totaling $15,278 and $13,495 in 2020 and 2019, respectively, which includes amounts contributed by the Company to downstream insurance subsidiaries.
All intercompany balances shown as payable to or receivable from parent, subsidiaries and affiliates are settled within 45 days of their incurrence under the terms of the intercompany expense sharing agreements. These payables and receivables are presented on a net basis within the accompanying balance sheets when right of offset exists with a particular counterparty.
During 2020 and 2019, the Company contributed $448,429 and $501,384, respectively, to affiliated partnership investments and received distributions of $402,694 and $201,226, respectively, from affiliated partnership investments in the normal course of business.

During 2020 and 2019, the Company received $5,679 and $8,665, respectively, of bonds from AANY and transferred $66,717 and $89,390, respectively, of bonds to AARe in association with reinsurance settlements. These investments were included within bonds on the accompanying balance sheets. All transactions were based on the fair value of the assets at the transaction date.

During December 2020, the Company received a $200,000 capital contribution from its direct parent, AUSA and the Company made a $200,000 capital contribution to its wholly owned subsidiary, AAIA.

During June 2019, the Company's direct subsidiary, AAIA, distributed 100% of its membership interests in Athene Securities, LLC to the Company through a dividend of $409. The Company then immediately distributed 100% of the membership interests in Athene Securities, LLC to its direct parent, AUSA, through a dividend of $409.

As of December 31, 2020 and 2019, the Company holds $1,152,962 and $1,167,306, respectively, of other invested assets representing holdings of affiliated partnership investments. The Company also had $3,245,404 and $2,192,767 of affiliated bond holdings, $34,379 and $24,494 of affiliated preferred stock holdings and $302,936 and $304,398 affiliated mortgage loan holdings as of December 31, 2020 and 2019, respectively.
There were no other related party transactions considered necessary for disclosure in 2020 or 2019 aside from funding agreement issuances and the Promissory Note discussed in Note 9.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
12.    Separate Accounts
The Company’s two separate accounts consist of individual variable annuities (VA) and variable universal life (VUL) products. Net investment experience of the separate accounts are credited directly to the policyowner and can be positive or negative, as determined by the performance or fair value of the investments held. The separate account assets are legally insulated and are not subject to claims which may arise from other business of the Company. The assets and liabilities of these accounts are carried at fair value. The Company has two products that guarantee a minimum death benefit. No new VA or VUL policies are being issued.
As of December 31, 2020 and 2019, the Company’s separate account statement included legally insulated assets of $16,079 and $14,426, respectively. The assets legally insulated from the general account are attributed to the following products:

	2020	2019

Variable universal life	$12,189	$11,248
Variable annuity	3,890	3,178
Separate account assets	$16,079	$14,426
Information regarding the separate accounts of the Company at December 31, 2020 and 2019 are as follows:

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2020	$—	$—	$—	$344	$344

Reserves at December 31, 2020
For accounts with assets at
Fair value	—	—	—	16,102	16,102
Total reserves	—	—	—	16,102	16,102
By withdrawal characteristics
Subject to discretionary withdrawal
At fair value	—	—	—	16,102	16,102
Total reserves	$—	$—	$—	$16,102	16,102
Other transfers to general account due or accrued					(23)
Total separate account liabilities					$16,079

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2019	$—	$—	$—	$349	$349

Balances as of December 31, 2019
For accounts with assets at
Fair value	—	—	—	14,443	14,443
Total reserves	—	—	—	14,443	14,443
By withdrawal characteristics
Subject to discretionary withdrawal
At fair value	—	—	—	14,443	14,443
Total reserves	$—	$—	$—	$14,443	14,443
Other transfers to general account due or accrued					(17)
Total separate account liabilities					$14,426
Reconciliation of Net Transfers To or (From) Separate Accounts:

	Years ended December 31,
	2020	2019

Transfers to separate accounts	$344	$349
Transfers from separate accounts	(546)	(880)
Transfer from separate account, net	$(202)	$(531)

13.    Commitments and Contingencies
The Company has unfunded commitments in certain investments in the general and separate accounts totaling $1,957,438 at December 31, 2020.
Effective January 30, 2020, the Company entered into a Capital Maintenance Agreement to provide capital support to its wholly owned subsidiary AAIA, in an amount sufficient to satisfy the insurance laws of the State of New Jersey, in order to obtain authority for AAIA to issue registered index-linked annuities in New Jersey. The agreement will remain in effect for ten years. Given the current capital level of AAIA, the likelihood of payment by the Company under the terms of this agreement is remote. No liability has been recognized as the guarantee is for a wholly owned subsidiary. No payments have been made by the Company.

Corporate-owned Life Insurance (COLI) Matter - In 2000 and 2001, two insurance companies which were subsequently merged into AAIA, purchased broad based variable COLI policies from American General Life Insurance Company (American General) that, as of December 31, 2020, had an asset value of $411,641, and is included as an admitted asset on AAIA's balance sheets. In January 2012, the COLI policy administrator delivered to AAIA a supplement to the existing COLI policies and advised that American General and ZC Resource Investment Trust (ZC Trust) had unilaterally implemented changes set forth in the supplement that if effective, would: (1) potentially negatively impact the crediting rate for the policies and (2) change the exit and surrender protocols set forth in the policies. In March 2013, AAIA filed suit against American General, ZC Trust, and ZC Resource LLC in Chancery Court in Delaware, seeking, among other relief, a declaration that the changes set forth in the supplement were ineffectual and in breach of the parties’ agreement. The parties filed cross motions for judgment as a matter of law, and the court granted defendants’ motion and dismissed without prejudice on ripeness grounds. The issue that negatively impacts the crediting rate for one of the COLI policies has subsequently been triggered and on April 3, 2018, we filed suit against the same defendants in Chancery Court in Delaware

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
seeking substantially similar relief. Defendants moved to dismiss and the Court heard oral arguments on February 13, 2019. The Court issued an opinion on July 31, 2019 that did not address the merits, but found that Chancery Court did not have jurisdiction over our claims and directed us to either amend our complaint or transfer the matter to Delaware Superior Court. The matter has been transferred to the Delaware Superior Court. Defendants renewed their motion to dismiss and the Superior Court heard oral arguments on December 18, 2019. The Superior Court issued an opinion on May 18, 2020 in which it granted in part and denied in part defendants’ motion. The Superior Court denied defendants’ motion with respect to the issue that negatively impacts the crediting rate for one of the COLI policies, which issue will proceed to discovery. The Superior Court granted defendants’ motion and dismissed without prejudice on ripeness grounds claims related to the exit and surrender protocols set forth in the policies, and dismissed defendant ZC Resource LLC. If the supplement is ultimately deemed to be effective, the purported changes to the policies could impair AAIA’s ability to access the value of guarantees associated with the policies. The Superior Court issued a scheduling order providing for a July 2022 trial and the parties are currently engaged in discovery. The value of the guarantees included within the asset value reflected above is $193,937 as of December 31, 2020.

Regulatory Matters - Certain insurance subsidiaries of the Company have experienced increased complaints related to the conversion and administration of the block of life insurance business acquired in connection with AHL’s acquisition of Aviva USA Corporation (Aviva USA) and reinsured to affiliates of Global Atlantic Financial Group Ltd (Global Atlantic). The life insurance policies included in this block have been and are currently being administered by AllianceOne, Inc. (AllianceOne), a subsidiary of DXC Technology Company, which was retained by such Global Atlantic affiliates to provide third party administration services on such policies. AllianceOne also administers a small block of annuity policies that were on Aviva USA’s legacy policy administration systems that were also converted in connection with the acquisition of Aviva USA and have experienced similar service and administration issues but to a lesser degree.

As a result of the difficulties experienced with respect to the administration of such policies, certain insurance subsidiaries of the Company have received notifications from several state regulators, including but not limited to the New York Department of Financial Services (NYDFS), the California Department of Insurance (CDI) and the Texas Department of Insurance (TDI), indicating, in each case, that the respective regulator planned to undertake a market conduct examination or enforcement proceeding of one of the Company’s subsidiaries, as applicable, relating to the treatment of policyholders subject to the reinsurance agreements with affiliates of Global Atlantic and the conversion of such life and annuity policies, including the administration of such blocks by AllianceOne. The Company’s subsidiaries have entered into consent orders with the regulators of several states, including the NYDFS, CDI and the TDI to resolve the underlying matters in the respective states. All fines and costs, including those associated with remediation plans, paid in connection with the consent orders were subject to indemnification by Global Atlantic or affiliates of Global Atlantic.

In addition to the examinations and proceedings initiated to date, it is possible that other regulators may pursue similar formal examinations, inquiries or enforcement proceedings and that any examinations, inquiries and/or enforcement proceedings may result in fines, administrative penalties and payments to policyholders. The Company is not currently able to estimate the amount of any such fines, penalties or payments arising from these matters with reasonable certainty, but it is possible that such amounts may be material.

Pursuant to the terms of the reinsurance agreements between the Company's subsidiaries and the relevant affiliates of Global Atlantic, the applicable affiliates of Global Atlantic have financial responsibility for the ceded life block and are subject to significant administrative service requirements, including compliance with applicable law. The agreements also provide for indemnification to Athene, including for administration issues.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
On January 23, 2019, the Company’s subsidiary AAIA received a letter from the NYDFS, with respect to a recent pension risk transfer (PRT) transaction, which expressed concerns with AAIA’s interpretation and reliance upon certain exemptions from licensing in New York in connection with certain activities performed by employees in the PRT channel, including specific activities performed within New York. On April 13, 2020 AAIA entered into a consent order with the NYDFS to resolve this matter. Pursuant to the consent order, the NYDFS imposed a fine of $45,000, which was accrued by AAIA as of December 31, 2019 and paid on April 22, 2020.

Fiduciary Standards - The U.S. Securities and Exchange Commission (SEC), Department of Labor (DOL), NAIC, and several states have taken action or are exploring options around a fiduciary standard or best interest standard that may impact the Company and its subsidiaries. If these rules do not align, the distribution of products by the Company and its subsidiaries could be further complicated.

On June 5, 2019, the SEC adopted a rulemaking package designed to enhance the quality and transparency of retail investors’ relationships with investment advisers and broker-dealers. The rule package is effective on September 10, 2019 with a compliance date of June 30, 2020.  The rulemaking package included: Regulation Best Interest - the Broker-Dealer Standard of Conduct; the new Form CRS Relationship Summary; and two separate interpretations under the Investment Advisers Act of 1940. The Company believes the Regulation my impact the distribution of its subsidiaries' products through third party broker-dealers that distribute the products to retail customers, the impact of which is still being determined.

On February 13, 2020, the NAIC adopted an updated version of the Suitability in Annuity Transactions Model Regulation to include a best interest obligation. Iowa is on track to become the first state to adopt the Model by way of regulation. The Company is evaluating the regulation, which is expected to affect the distribution of products by the Company’s subsidiaries. On July 17, 2018, NYDFS amended a Regulation 187, Suitability and Best Interests in Life Insurance and Annuity Transactions, adopting a "best interest" standard for those licensed to sell life insurance and annuity products in New York. The regulation became effective on annuity transactions on August 1, 2019 and the Company’s indirect subsidiary, Athene Annuity & Life Assurance Company of New York (AANY), has taken appropriate actions to comply with the regulation’s requirements. The regulation became effective for life insurance transactions on February 1, 2020.

In April 2016, the DOL issued regulations expanding the definition of “investment advice” and broadening the circumstances under which distributors and manufacturers of insurance and annuity products could be considered “fiduciaries” and subject to certain standards in providing advice. These regulations were vacated effective June 2018. Thereafter, the DOL issued proposed regulatory action to address the vacated definition and issued final regulatory action on December 15, 2020. The DOL’s final guidance confirms the reinstatement of the definition of “investment advice” that applied prior to 2016 but broadens the circumstances under which producers, including insurance producers, could be considered fiduciaries under ERISA in connection with recommendations to “rollover” assets from a qualified retirement plan to an IRA. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship. In connection with the final regulatory action, the DOL issued a prohibited transaction class exemption that would allow fiduciaries to receive compensation in connection with providing investment advice, including advice about rollovers, that would otherwise be prohibited as a result of their fiduciary relationship to the ERISA Plan. We are reviewing the final guidance to determine how it might apply to and impact our business.

In addition to the cases previously discussed, the Company is routinely involved in litigation and other proceedings, reinsurance claims and regulatory proceedings arising in the ordinary course of its business.  At present, no other contingencies related to pending litigation and regulatory matters are considered material in relation to the financial position of the Company.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
14.    Capital and Surplus
The Company is subject to limitations, imposed by the State of Delaware, on the payment of dividends to its stockholder. Generally, dividends during any year may not be paid, without prior regulatory approval, in excess of the greater of (1) ten percent of the Company's paid in surplus and unassigned surplus as of the preceding December 31, or (2) the Company's net gain from operations before net realized capital gains on investments for the preceding year. Based on December 31, 2020 results, the maximum dividend that may be paid without prior approval in 2021 is $169,741.
As discussed in Note 11, the Company distributed a non-cash dividend to its direct parent, AUSA, in 2019. The Company did not declare or pay dividends during the year ended 2020.
In 2012, AHL entered into a Net Worth Maintenance Agreement to provide capital support to the Company such that AHL is obligated to maintain the Company’s capital and surplus in an amount sufficient to maintain the Company’s Total Adjusted Capital to be at least 200% of Company Action Level Risk Based Capital as those terms are defined in the insurance laws of Delaware as of October 1, 2012. The agreement also provides that the Company will not pay any dividends if such dividends would cause the Company Action Level Risk Based Capital ratio to fall below 200% unless approved by the Delaware Department.

Life insurance companies are subject to certain risk-based capital (RBC) requirements as specified by the NAIC. Under those requirements, the amount is to be determined based on the various risk factors related to the Company. At December 31, 2020 and 2019, the Company exceeds all control levels of the RBC requirements.

During 2020 and 2019, the Company received and made capital contributions. See Note 11 for additional details regarding capital contributions.

15.    Subsequent Events
The Company has evaluated subsequent events through March 30, 2021, the date that these financial statements were available to be issued.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2020 and 2019
(Dollars in thousands)
16.    Reconciliation to the Statutory Annual Statement
During the preparation of these financial statements for the year ended December 31, 2020, the Company adjusted the carrying value of certain invested assets held by the Company and its subsidiary, AAIA, due to a change in valuation. The adjustment to the carrying value of the invested assets also resulted in adjustments to the AVR liability, federal income taxes, and amounts ceded under the Company’s modco reinsurance agreement with AARe. In addition, the Company reclassed amounts between reinsurance receivable and funds withheld receivable on reinsurance and between reinsurance payable and funds held under reinsurance with unauthorized reinsurers. These adjustments, along with the change in value of the Company’s investment in AAIA are reflected in these financial statements as of December 31, 2020. The following is a reconciliation of amounts previously reported to state regulatory authorities in the 2020 Annual Statement to those reported in these financial statements. There were no reconciling items in 2019.

December 31,
2020
Admitted assets as reported in the Company's Annual Statement	$34,397,563
Understatement of Common stocks affiliated entities	25,257
Overstatement of Other invested assets	(14,223)
Understatement of Reinsurance receivable	10,999
Overstatement of Funds withheld receivable on reinsurance	(6,978)
Admitted assets as reported in the accompanying financial statements	$34,412,618

Liabilities as reported in the Company's Annual Statement	$32,697,658
Overstatement of Asset valuation reserve	(9,438)
Understatement of Federal income tax payable	2,611
Understatement of Funds held under reinsurance with
unauthorized reinsurers	85,963
Overstatement of Reinsurance payable	(85,963)
Liabilities as reported in the accompanying financial statements	$32,690,831

Capital and surplus as reported in the Company's Annual Statement	$1,699,905
Understatement of Unassigned surplus	21,882
Capital and surplus as reported in the accompanying financial statements	$1,721,787

Net income as reported in the Company's Annual Statement	$53,887
Understatement of Federal income tax expense	(2,611)
Net income as reported in the accompanying financial statements	$51,276

SUPPLEMENTARY SCHEDULES

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2020
(Dollars in thousands)

Investment income earned
U.S. Government bonds	$831
Other bonds (unaffiliated)	613,632
Bonds of affiliates	125,473
Preferred stocks (unaffiliated)	3,717
Preferred stocks (affiliated)	640
Common stocks (unaffiliated)	1,224
Mortgage loans	171,057
Policy loans	64
Short-term investments	10,239
Other invested assets	169,198
Derivative instruments	6,725
Aggregate write-ins for investment income	2,099
Gross investment income	$1,104,899

Real estate owned (book value less encumbrances)	$—

Mortgage loans on real estate (book value, including nonadmitted portion)
Commercial mortgages	$2,544,776
Residential mortgages	1,323,457
Farm mortgages	—
Total mortgage loans on real estate	$3,868,233

Mortgage loans on real estate by standing (book value)
Good standing	$3,838,946
Good standing with restructured terms	—
Interest overdue more than 90 days, not in foreclosure	16,754
Foreclosure in process	12,533
Total mortgage loans on real estate	$3,868,233

Other long term assets (statement value)	$1,841,933

Collateral loans	$—

Bonds and stock of parents, subsidiaries and affiliates (book value)
Bonds	$3,245,405
Preferred stocks	34,379
Common stocks	1,337,492

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2020
(Dollars in thousands)

Bonds and short-term investments by maturity based on
anticipated cash flows (statement value)
Due within one year or less	$851,470
Over 1 year through 5 years	5,327,618
Over 5 years through 10 years	8,823,336
Over 10 years through 20 years	3,483,195
Over 20 years	1,958,999
Total by maturity	$20,444,618

Bonds and short-term investments by NAIC designation (statement value)
NAIC 1	$9,526,654
NAIC 2	9,160,701
NAIC 3	1,107,812
NAIC 4	613,383
NAIC 5	20,540
NAIC 6	15,528
Total by NAIC designation	$20,444,618

Total bonds and short-term investments publicly traded	$6,702,798
Total bonds and short-term investments privately placed	$13,741,820
Preferred stocks (statement value)	$180,769
Common stocks (fair value)	$1,358,399
Short-term investments (book value)	$145,987
Options, caps and floors owned (statement value)	$135,734
Options, caps and floors written and inforce (statement value)	$(47)
Collar, swap and forward agreements open (statement value)	$26,849
Futures contracts open (fair value)	$2,171
Cash and cash equivalents	$1,197,479

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2020
(Dollars in thousands)

Life insurance in force
Industrial	$149,386
Ordinary	$14,525,214
Credit Life	$13
Group Life	$217,199
Amount of accidental death insurance in force under ordinary policies	$880,196

Life insurance policies with disability provision in force
Industrial	$1,312
Ordinary	$1,342,371
Credit Life	$—
Group Life	$2,382

Supplementary contracts in force
Ordinary - not involving life contingencies
Amount on deposit	$359
Amount of income payable	$7,537
Ordinary - involving life contingencies
Amount of income payable	$3,174
Group - not involving life contingencies
Amount on deposit	$—
Amount of income payable	$—
Group - involving life contingencies
Amount of income payable	$—

Annuities
Ordinary
Immediate - amount of income payable	$482
Deferred - fully paid - account balance	$2,125,813
Deferred - not fully paid - account balance	$529,835
Group
Immediate - amount of income payable	$259
Deferred - fully paid - account balance	$386
Deferred - not fully paid - account balance	$—

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2020
(Dollars in thousands)

Accident and health insurance - premiums in force
Ordinary	$—
Group	$—
Credit	$—

Deposit funds and dividend accumulations
Deposit funds - account balance	$433
Dividend accumulations - account balance	$2

Claim payments 2020
Group accident and health
2020	$—
2019	$—
2018	$—
2017	$—
2016	$—
Prior	$—
Other accident and health
2020	$—
2019	$—
2018	$—
2017	$—
2016	$—
Prior	$—

Other coverages that use developmental methods to calculate
Claims Reserves
2020	$—
2019	$—
2018	$—
2017	$—
2016	$—
Prior	$—

Athene Annuity & Life Assurance Company
Supplemental Schedule of Reinsurance Disclosures
December 31, 2020
The following information regarding reinsurance contracts is presented to satisfy the disclosure requirements in SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance, which apply to reinsurance contracts entered into, renewed or amended on or after January 1, 1996.

1.Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is subject to Appendix A-791, Life and Health Reinsurance Agreements, and includes a provision that limits the reinsurer’s assumption of significant risks identified in Appendix A-791?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.
No

If yes, indicate the number of reinsurance contracts to which such provisions apply:
                                            N/A

If yes, indicate if deposit accounting was applied for all contracts subject to Appendix A-791 that limit significant risks.
N/A

2.Has the Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is not subject to Appendix A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer’s assumption of risk?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.
No

If yes, indicate the number of reinsurance contracts to which such provisions apply:
N/A

If yes, indicate whether the reinsurance credit was reduced for the risk-limiting features.
N/A

3.Does the Company have any reinsurance contracts (other than reinsurance contracts with a federal or state facility) that contain one or more of the following features which may result in delays in payment in form or in fact:

a.Provisions that permit the reporting of losses to be made less frequently than quarterly;
b.Provisions that permit settlements to be made less frequently than quarterly;
c.Provisions that permit payments due from the reinsurer to not be made in cash within ninety (90) days of the settlement date (unless there is no activity during the period); or
d.The existence of payment schedules, accumulating retentions from multiple years, or any features inherently designed to delay timing of the reimbursement to the ceding entity.
No

Athene Annuity & Life Assurance Company
Supplemental Schedule of Reinsurance Disclosures
December 31, 2020

4.Has the Company reflected reinsurance accounting credit for any contracts that are not subject to Appendix A-791 and not yearly renewable term reinsurance, which meet the risk transfer requirements of SSAP No. 61R?

Type of contract:	Response:	Identify reinsurance contract(s):	Has the insured event(s) triggering contract coverage been recognized?
Assumption reinsurance – new for the reporting period	No	N/A	N/A
Non-proportional reinsurance, which does not result in significant surplus relief	No	N/A	N/A

5.Has the Company ceded any risk, which is not subject to Appendix A-791 and not yearly renewable term reinsurance, under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statements, and either:

a.Accounted for that contract as reinsurance under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or
N/A

b.Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?
N/A

If the answer to item (a) or item (b) is yes, include relevant information regarding GAAP to SAP differences from the accounting policy footnote to the audited statutory-basis financial statements to explain why the contract(s) is treated differently for GAAP and SAP below:
N/A

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
Investment Risks Interrogatories
1.    Athene Annuity & Life Assurance Company’s total admitted assets, excluding separate account assets, as reported on page two of its Annual Statement is $34,381,484. The amounts reported on page two of the Company’s annual statement have been adjusted as referenced in Note 16 to $34,396,539.

2.    Following are the 10 largest exposures to a single issuer/borrower/investment, by investment category, excluding: (i) U.S. Government, U.S. Government agency securities and those U.S. Government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the Company, and (iii) policy loans:

			Percentage
			of Total
Description of			Admitted
Exposure	Issuer	Amount	Assets

Bond	2.01 HAMLET SECURITIZATION TRUST HM	$766,827	2.2%
Bond, Preferred stock	2.02 MIDCAP FINANCIAL HOLDINGS LLC	473,038	1.4
Bond	2.03 PK AIRFINANCE PAF_20	407,173	1.2
Other invested asset	2.04 MFA FINANCIAL INC	259,726	0.8
Bond	2.05 MILEAGE PLUS HOLDINGS LLC	240,141	0.7
Bond	2.06 GOLUB CAPITAL PARTNERS CLO LTD	224,348	0.7
Bond	2.07 CAYMAN UNIVERSE HOLDINGS LLC	215,997	0.6
Bond, Preferred stock	2.08 AA INFRASTRUCTURE DEBT	200,606	0.6
Other invested asset	2.09 A-A Mortgage Opportunities, L.P.	181,850	0.5
Mortgage	2.10 TOWD POINT MORTGAGE TRUST TPMT	173,090	0.5

3.    The Company’s total admitted assets held in bonds, short-term investments, cash equivalents and preferred stocks, by NAIC rating, are:

Bonds, Short-Term Investments and Cash Equivalents			Preferred Stocks
		Percentage			Percentage
		of Total			of Total
		Admitted			Admitted
NAIC Rating	Amount	Assets	NAIC Rating	Amount	Assets

3.01 NAIC-1	$9,526,654	27.7%	3.07 P/RP-1	$—	—%
3.02 NAIC-2	9,160,701	26.6	3.08 P/RP-2	122,140	0.4
3.03 NAIC-3	1,107,812	3.2	3.09 P/RP-3	24,250	0.1
3.04 NAIC-4	613,383	1.8	3.10 P/RP-4	—	—
3.05 NAIC-5	20,540	0.1	3.11 P/RP-5	—	—
3.06 NAIC-6	15,528	—	3.12 P/RP-6	34,379	0.1
	$20,444,618	59.4%		$180,769	0.6%

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
4.    The Company’s assets held in foreign investments are $7,245,589 or 21.1% of total admitted assets. The Company has foreign-currency-denominated investments of $1,520,665 or 4.4% of total admitted assets.
        The Company has foreign-currency-denominated insurance liabilities of $1,957,276 or 5.7% of total admitted assets.
5.    Aggregate foreign investment exposure categorized by NAIC sovereign rating:

		Percentage
		of Total
		Admitted
	Amount	Assets

5.01 Countries rated NAIC-1	$6,903,980	20.1%
5.02 Countries rated NAIC-2	296,718	0.9
5.03 Countries rated NAIC-3 or below	44,891	0.1
	$7,245,589	21.1%

6.    Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

		Percentage
		of Total
		Admitted
	Amount	Assets

Countries rated NAIC-1
6.01 Country: Cayman Islands	$3,499,668	10.2%
6.02 Country: United Kingdom	720,413	2.1
Countries rated NAIC-2
6.03 Country: Mexico	117,850	0.3
6.04 Country: Indonesia	53,543	0.2
Countries rated NAIC-3 or below
6.05 Country: Aruba	13,494	—
6.06 Country: Guernsey	13,000	—

7-9.    Assets held in unhedged foreign currency exposure are less than 2.5% of the Company’s total admitted assets.

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
10.    Ten largest non-sovereign (i.e. non-governmental) foreign issues:

		Percentage
		of Total
		Admitted
	Amount	Assets

10.01 GOLUB CAPITAL PARTNERS CLO LTD	$224,348	0.7%
10.02 CAYMAN UNIVERSE HOLDINGS LLC	212,102	0.6
10.03 DIAMETER CREDIT FUNDING DCF_20	112,525	0.3
10.04 SHELL INTERNATIONAL FINANCE BV	88,299	0.3
10.05 FORTRESS CREDIT OPPORTUNITIES	81,497	0.2
10.06 ALM LOAN FUNDING ALM_20-1A	72,008	0.2
10.07 FORTRESS CREDIT BSL LIMITED FC	62,550	0.2
10.08 WOODMONT TRUST WDMNT_18-4A	62,000	0.2
10.09 AUDAX SENIOR DEBT CLO III LLC	59,451	0.2
10.10 ANCHORAGE CAPITAL CLO LTD ANCH	58,754	0.2

11.    Assets held in Canadian investments and unhedged Canadian currency exposure are less than 2.5% of the Company's total admitted assets.
12.    Assets held in investments with contractual sales restrictions:

		Percentage
		of Total
		Admitted
	Amount	Assets

12.01 Aggregate statement value of investments with contractual sales
restrictions	$1,857,324	5.4%
12.02 MFA FINANCIAL INC	254,238	0.7
12.03 A-A Mortgage Opportunities, L.P.	181,850	0.5
12.04 MidCap Note A-C	141,264	0.4

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
13.    Ten largest equity interests (including other invested assets):

		Percentage
		of Total
		Admitted
	Amount	Assets

13.01 MFA FINANCIAL INC	$259,726	0.8%
13.02 A-A Mortgage Opportunities, L.P.	181,850	0.5
13.03 MidCap Notes / Pref Equity	147,265	0.4
13.04 Apollo Hybrid Value Fund, L.P.	129,564	0.4
13.05 Athene Momentum Investor, L.P.	106,589	0.3
13.06 Apollo Infra Equity US Fund, L.P.	83,814	0.2
13.07 A-A European Senior Debt Fund, L.P.	81,618	0.2
13.08 NNN Investor 2 (Auto), L.P.	56,328	0.2
13.09 PK Air 1 LP (USD)	46,410	0.1
13.10 Financial Credit Investment III, LP	55,347	0.2
14.    Assets held in nonaffiliated, privately placed equities are less than 2.5% of the Company’s total admitted assets.
15.    Assets held in general partnership interests are less than 2.5% of the Company’s total admitted assets.

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
16.    The Company’s ten largest aggregate mortgage interests are as follows. The aggregate mortgage interest represents the combined value of all mortgages secured by the same property or same group of properties:

		Percentage
		of Total
		Admitted
Type	Amount	Assets

16.01 Commercial	$160,017	0.5%
16.02 Commercial	152,684	0.4
16.03 Commercial	128,488	0.4
16.04 Commercial	95,607	0.3
16.05 Commercial	95,368	0.3
16.06 Commercial	93,679	0.3
16.07 Commercial	84,958	0.2
16.08 Commercial	80,084	0.2
16.09 Commercial	79,966	0.2
16.10 Commercial	73,207	0.2

    Amounts and percentages of the Company’s total admitted assets held in the following categories of mortgage loans:

		Percentage
		of Total
		Admitted
	Amount	Assets

16.11 Construction loans	$104,116	0.3%
16.12 Mortgage loans over 90 days past due	16,754	—
16.13 Mortgage loans in the process of foreclosure	12,533	—
16.14 Mortgage loans foreclosed	13,583	—
16.15 Restructured mortgage loans	—	—

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
17.    Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual statement date:

	Residential		Commercial		Agricultural
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Admitted		Admitted		Admitted
Loan-to-Value	Amount	Assets	Amount	Assets	Amount	Assets

17.01 above 95%	$355,780	1.0%	$19,482	0.1%	$—	—%
17.02 91% to 95%	45,027	0.1		—	—	—
17.03 81% to 90%	87,056	0.3	8,850	—	—	—
17.04 71% to 80%	152,095	0.4	474,045	1.4	—	—
17.05 below 70%	683,499	2.0	2,042,399	5.9	—	—
	$1,323,457	3.8%	$2,544,776	7.4%	$—	—%
18.    Assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate are less than 2.5% of the Company’s total admitted assets.
19.    Assets held in investments in mezzanine real estate loans are less than 2.5% of the Company's total admitted assets.

20.    The Company had no assets subject to securities, lending, repurchase agreements, reserve repurchase agreements, or dollar repurchase agreements as of year-end, or for the 1st, 2nd, or 3rd quarters (unaudited).
21.    Warrants not attached to other financial instruments, options, caps and floors are:

	Owned		Written
		Assets		Percentage
		Percentage		of Total
		of Total		Admitted
	Amount	Admitted	Amount	Assets

21.01 Hedging	$135,734	0.4%	$—	—%
21.02 Income generation	—	—	—	—
21.03 Other	—	—	—	—

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
22.    The Company’s potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for collars, swaps, and forwards as of the following dates (unaudited):

	At Year-end		Unaudited at End of Each Quarter
Percentage
of Total
		Admitted	1st Quarter	2nd Quarter	3rd Quarter
	Amount	Assets	Amount	Amount	Amount

22.01 Hedging	$37,944	0.1%	$17,868	$21,672	$32,430
22.02 Income generation	—	—	—	—	—
22.03 Replications	—	—	—	—	—
22.04 Other	—	—	—	—	—

23.    The Company’s potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for futures contracts as of the following dates (unaudited):

	At Year-end		Unaudited at End of Each Quarter
Percentage
of Total
		Admitted	1st Quarter	2nd Quarter	3rd Quarter
	Amount	Assets	Amount	Amount	Amount

23.01 Hedging	$2,007	—%	$529	$1,997	$1,570
23.02 Income generation	—	—	—	—	—
23.03 Replications	—	—	—	—	—
23.04 Other	—	—	—	—	—

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2020
(Dollars in thousands)
Summary Investment Schedule

			Admitted Assets
	Gross Investment		as Reported in
	Holdings*		the Annual Statement
		Percentage		Percentage
		of Total		of Total
		Invested		Invested
	Amount	Assets	Amount	Assets
Long-Term Bonds:
U.S governments	$102,029	0.3%	$102,029	0.3%
All other Governments	151,755	0.5	151,755	0.5
U.S. states, territories and possessions, etc. guaranteed	8,265	0.0	8,265	0.0
U.S political subdivisions of states, territories, and possessions,
guaranteed	5,147	0.0	5,147	0.0
U.S. special revenue and special assessment obligations, etc.
non-guaranteed	133,271	0.5	133,271	0.5
Industrial and miscellaneous	16,408,267	56.2	16,408,267	56.2
Hybrid securities	120,353	0.4	120,353	0.4
Parent, subsidiaries and affiliates	3,245,405	11.1	3,245,405	11.1
Unaffiliated Bank loans	124,139	0.4	124,139	0.4
Total long-term bonds	20,298,631	69.6	20,298,631	69.6
Preferred stocks:
Industrial and miscellaneous (unaffiliated)	146,390	0.5	146,390	0.5
Parent, subsidiaries and affiliates	34,379	0.1	34,379	0.1
Total preferred stocks	180,769	0.6	180,769	0.6
Common Stocks:
Industrial and miscellaneous Publicly traded (Unaffiliated)	6,318	0.0	6,318	0.0
Industrial and miscellaneous Other (Unaffiliated)	14,589	0.0	14,589	0.0
Parent, subsidiaries and affiliates Other	1,337,530	4.6	1,337,492	4.6
Total common stocks	1,358,437	4.7	1,358,399	4.7
Mortgage loans:
Residential mortgages	1,324,507	4.5	1,324,507	4.5
Commercial mortgages	2,065,502	7.1	2,065,502	7.1
Mezzanine real estate loans	497,751	1.7	497,751	1.7
Total valuation allowance	(19,527)	(0.1)	(19,527)	(0.1)
Total mortgage loans	3,868,233	13.3	3,868,233	13.3
Cash, cash equivalents and short-term investments:
Cash	1,197,479	4.1	1,197,479	4.1
Short-term investments	145,987	0.5	145,987	0.5
Total cash, cash equivalents and short-term investments	1,343,466	4.6	1,343,466	4.6
Contract loans	2,124	0.0	2,124	0.0
Derivatives	253,007	0.9	253,007	0.9
Derivative collateral assets	22,160	0.1	22,160	0.1
Receivables for securities	13,963	0.0	13,963	0.0
Other invested assets	1,843,101	6.3	1,841,933	6.3
Total invested assets	$29,183,891	100.0%	$29,182,685	100.0%
*    Gross investment holdings as valued in compliance with NAIC Accounting Practices and Procedures Manual.